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                          SECURITIES PURCHASE AGREEMENT


                            Dated as of June 30, 1998


                                  By and Among


                          BMJ MEDICAL MANAGEMENT, INC.

                                       and

                         PARIBAS PRINCIPAL INCORPORATED


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                                TABLE OF CONTENTS

                                                                                                               Page

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ARTICLE I DEFINITIONS..............................................................................................2

         1.0 Definitions...........................................................................................2

ARTICLE II REPRESENTATIONS OF THE COMPANY.........................................................................11

         2.0 Representations of the Company.......................................................................11
         2.1 Existence and Good Standing..........................................................................11
         2.2 Capital Stock........................................................................................12
         2.3 Authorization and Validity of the Documents..........................................................12
         2.4 Subsidiaries and Investments.........................................................................13
         2.5 SEC and Other Documents; Financial Statements; Undisclosed Liabilities...............................13
         2.6 Title to Properties; Encumbrances; Leases............................................................15
         2.7 Intellectual Property................................................................................15
         2.8 Material Contracts...................................................................................16
         2.9 Consents and Approvals; No Violations................................................................17
         2.10 Litigation..........................................................................................17
         2.11 Taxes...............................................................................................17
         2.12 Liabilities.........................................................................................18
         2.13 Compliance with Laws; Permits; Billing Practices....................................................19
         2.14 Employment Relations................................................................................20
         2.15 Employee Benefit Plans..............................................................................21
         2.16 Environmental Laws and Regulations..................................................................24
         2.17 Interests in Clients, Suppliers, Etc................................................................24
         2.18 Physician Relationships.............................................................................24
         2.19 Accounts Receivable.................................................................................25
         2.20 No Misstatements or Omissions; Projections..........................................................25
         2.21 Brokers or Finders Fees.............................................................................25
         2.22 Investment Company Act..............................................................................25
         2.23 Delaware Takeover Law...............................................................................25
         2.24 Year 2000 Reprogramming.............................................................................25
         2.25 Practice Management Agreements; Affiliations........................................................26
         2.26 Securities Law Compliance...........................................................................26
         2.27 Transactions with Affiliates........................................................................26
         2.28 Capital Stock Reserved..............................................................................26
         2.29 No Conflict of Rights...............................................................................26
         2.30 Other Representations and Warranties................................................................26
         2.31 SBIC Information....................................................................................26
         2.32 SBIC Eligibility....................................................................................26
         2.33 Company Awareness...................................................................................27
         2.34 Use of Proceeds.....................................................................................27
         2.35 Employee Licensing Matters..........................................................................27
         2.36 Representations Related to the Practices............................................................27

ARTICLE III REPRESENTATIONS OF THE PURCHASER......................................................................27

         3.0 Representations of the Purchaser.....................................................................27
         3.1 Existence and Good Standing; Power and Authority.....................................................27
         3.2 Restrictive Documents................................................................................27
         3.3 Purchase for Investment..............................................................................28
         3.4 Brokers or Finders Fees..............................................................................28

ARTICLE IV ISSUANCE OF SECURITIES; PAYMENT OF SUBSCRIPTION PRICE; CLOSINGS........................................28

         4.1 Issuance of Initial Securities.......................................................................28
         4.2 Issuance of Additional Securities....................................................................29
         4.3 Purchase Price.......................................................................................29
         4.4 Time and Place of Closings...........................................................................30
         4.5 Closing Deliveries...................................................................................30
         4.6 Issuance of Performance Warrants.....................................................................30
         4.7 Issuance of Registration Warrants....................................................................30

ARTICLE V CONDITIONS TO THE PURCHASERS OBLIGATIONS................................................................31

         5.0 Conditions to the Purchasers Obligations.............................................................31
         5.1 Opinions of Counsel..................................................................................31
         5.2 Good Standing and Other Certificates.................................................................31
         5.3 No Material Adverse Change...........................................................................31
         5.4 Truth of Representations and Warranties..............................................................32
         5.5 Performance of Agreements............................................................................32
         5.6 No Litigation Threatened.............................................................................32
         5.7 Third Party Consents; Governmental Approvals.........................................................32
         5.8 Proceedings..........................................................................................32
         5.9 Certificate of Designation...........................................................................32
         5.10 SBA Forms...........................................................................................33
         5.11 Due Diligence.......................................................................................33
         5.12 Warrant Agreement...................................................................................33
         5.13 Repayment of Indebtedness to Third Parties; Termination of Security Interests.......................33
         5.14 Credit Agreement Funding............................................................................33
         5.15 Additional Second Closing Condition.................................................................33

ARTICLE VI CONDITIONS TO THE COMPANYS OBLIGATIONS.................................................................33

         6.0 Conditions to the Companys Obligations...............................................................33
         6.1 Truth of Representations and Warranties..............................................................33
         6.2 Third Party Consents; Governmental Approvals.........................................................34
         6.3 Performance of Agreement.............................................................................34
         6.4 No Litigation Threatened.............................................................................34

ARTICLE VII REGISTRATION RIGHTS...................................................................................34

         7.1 Shelf Registration...................................................................................34
         7.2 Incidental Registrations.............................................................................36
         7.3 Registration Procedures..............................................................................37
         7.4 Requested Underwritten Offerings.....................................................................40
         7.5 Preparation; Reasonable Investigation................................................................40
         7.6 Indemnification......................................................................................41
         7.7 Rule 144.............................................................................................43

ARTICLE VIII POST-CLOSING AGREEMENTS..............................................................................43

         8.1 Accountants..........................................................................................43
         8.2 Financial Statements and Other Information...........................................................43
         8.3 Inspection...........................................................................................45
         8.4 Regulatory Sale or Disposition.......................................................................45
         8.5 Limitation on Dividend Restrictions..................................................................46
         8.6 SBIC Information.....................................................................................46
         8.7 Non-Discrimination...................................................................................47
         8.8 Reservation of Common Stock; Valid Issuance..........................................................47
         8.9 Prohibited Actions...................................................................................47
         8.10 Board of Directors..................................................................................48
         8.12 Second Closing......................................................................................50
         8.13 Post Closing Legal Opinion and Certificate..........................................................50
         8.14 Adjusted Deliveries.................................................................................50
         8.15 Stockholder Consent.................................................................................50

ARTICLE IX SURVIVAL..............................................................................................51

         9.1 Survival............................................................................................51

ARTICLE X INDEMNIFICATION........................................................................................51

         10.1 Indemnification.....................................................................................51
         10.2 Contribution........................................................................................51
         10.3 Remedies............................................................................................51
         10.4 Limitation on Indemnification.......................................................................52

ARTICLE XI MISCELLANEOUS.........................................................................................52

         11.1 Knowledge of the Transaction Parties................................................................52
         11.2 Expenses............................................................................................52
         11.3 Governing Law.......................................................................................52
         11.4 Captions............................................................................................52
         11.5 Publicity...........................................................................................53
         11.6 Notices.............................................................................................53
         11.7 Parties in Interest.................................................................................54
         11.8 Counterparts........................................................................................54
         11.9 Entire Agreement....................................................................................54
         11.10 Amendments.........................................................................................54
         11.11 Severability.......................................................................................54
         11.12 Third Party Beneficiaries..........................................................................54
         11.13 Jurisdiction.......................................................................................55


SCHEDULES

Schedule 1.0               Potential Affiliations
Schedule 2.2               Other Agreement Relating To Capital Stock
Schedule 2.4               Subsidiaries and Investments
Schedule 2.5(a)            Company Reports
Schedule 2.5(c)            Material Adverse Change
Schedule 2.7               Intellectual Property
Schedule 2.8               Material Contracts
Schedule 2.11              Tax Matters
Schedule 2.12              Liabilities
Schedule 2.15              Plans
Schedule 2.17              Interests in Clients, Suppliers, Etc.
Schedule 2.25              Practice Management Agreements
Schedule 2.28              Transactions with Affiliates
Schedule 2.29              Registration Rights
Schedule 5.14              Existing Indebtedness
Schedule 8.2               Transaction Summaries
Schedule 11.1              Officers

EXHIBITS

A                          Opinion of Jones Day Reavis & Pogue

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                          SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT dated as of June 30, 1998 by and among BMJ MEDICAL MANAGEMENT, INC., a Delaware corporation (the "Company"), and PARIBAS PRINCIPAL INCORPORATED, a New York corporation (the "Purchaser").


                              W I T N E S S E T H:


          WHEREAS, the Purchaser desires to subscribe for, and the Company desires to issue, certain shares of Preferred Stock, par value $ 0.01 per share, of the Company which after giving effect to the transactions contemplated hereby shall constitute 100% of the Series A Preferred Stock of the Company (the "Preferred Stock");

          WHEREAS, on or prior to the execution and delivery of this Agreement, the Company shall have filed with the Secretary of State of the State of Delaware, a certificate of designation setting forth the rights and obligations relating to the Preferred Stock (the "Certificate of Designation") including without limitation, provisions relating to the conversion of the Preferred Stock into the Company's Common Stock, par value $0.001 per share (the "Common Stock");

          WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, certain Warrants (the "Warrants" and together with the Preferred Stock and the Additional Preferred Stock, if any, the "Securities"), which shall be exercisable into shares of Common Stock, pursuant to the terms set forth in the warrant agreement, dated as of the date hereof, by and between the Company and the Purchaser (the "Warrant Agreement"); and

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and Paribas, acting as Agent, have entered into a Credit Agreement, together with certain financial institutions from time to time party thereto (the "Lenders") (as in effect on the date hereof, the "Credit Agreement") and the Company and its Subsidiaries have entered into related agreements with Paribas, as Agent, pursuant to which, the Lenders shall make loans to the Company and issue letters of credit pursuant to the terms contained therein (the Credit Agreement and all related agreements, as in effect on the date hereof, the "Senior Credit Documents"; and together with this Agreement, the Preferred Stock, the Certificate of Designation, the Warrants, the Warrant Agreement and the Senior Credit Documents, collectively, the "Documents").

          NOW, THEREFORE, IT IS AGREED:


                                    ARTICLE I
                                   DEFINITIONS

          ss.1.0 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Additional  Preferred  Stock"  shall  have the  meaning  set forth in
Section 4.2(b) of this Agreement.

          "Additional  Preferred Stock Price Per Share" shall mean the lesser of
(i) $5.50 and (ii) the average closing price quoted on NASDAQ as reported in the Wall Street Journal on the twenty consecutive Business Days prior to the Second Closing Date, or if on any such day such security is not quoted on NASDAQ, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization.

          "Additional Securities" shall mean (i) a number of shares of Additional Preferred Stock equal to the quotient obtained by dividing (A) the Second Closing Purchase Price by (B) the Additional Preferred Stock Price Per Share and (ii) the Additional Warrants.

          "Additional Warrants" shall mean a number of Warrants equal to the Gross Second Closing Number minus the number of shares of Additional Preferred Stock issued pursuant to Section 4.2 of this Agreement.

          "Adjusted Price" shall mean the quotient obtained by dividing (A) the EBITDA Multiple Value at such time of determination by (B) the total number of shares of Common Stock outstanding at such time of determination, on a Fully-Diluted Basis.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that, an Affiliate shall include any entity that directly or indirectly (including through limited partner or general partner interests) owns more than 5% of any class of the equity of any other entity.

          "Affiliation Date" shall mean September 8, 1998.

          "Agreement" shall mean this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof, from time to time.

          "Anti-Kickback Statute" shall have the meaning set forth in Section 2.13(a) of this Agreement.

          "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

          "Certificate of Designation" shall have the meaning set forth in the recitals of this Agreement.

          "Closing" shall have the meaning set forth in Section 4.4 of this Agreement.

          "Closing Date" shall mean either the Initial Closing Date or Second Closing Date, as the case may be.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

          "Collected Revenues" shall mean, at any time, actual collected cash revenues in the ordinary course of business for the preceding twelve months, as demonstrated to the reasonable satisfaction of the Purchaser.

          "Commission" shall mean, at any time, the Securities and Exchange Commission or any other Federal agency then administering the Securities Act and other Federal securities laws.

          "Common Stock" shall have the meaning set forth in the recitals of this Agreement.

          "Company" shall have the meaning set forth in the first paragraph of this Agreement.

          "Company Notice" shall have the meaning set forth in Section 7.2(a) of this Agreement.

          "Company Property" shall mean any real property and improvements owned, leased, used, operated or occupied by any Transaction Party.

          "Company  Registration  Statement" shall have the meaning set forth in
Section 2.5 of this Agreement.

          "Company Reports" shall have the meaning set forth in Section 2.5 of this Agreement.

          "Consolidated   EBITDA"   shall  mean,  as  to  the  Company  and  its
Subsidiaries (but not the Practices) and for any period, the income from continuing operations before income taxes and any extraordinary items plus the following expenses to the extent deducted in the determination of income from continuing operations before income taxes:

          (i) interest and

          (ii) depreciation and amortization.

          "Consolidated Pro Forma EBITDA" shall mean the sum of (i) the Consolidated EBITDA of the Company for the fiscal quarter ending June 30, 1998 multiplied by four, plus (ii) the sum of the following, with respect to each Practice with which the Company has executed a management service agreement on or after June 30, 1998, the product of (I) the Collected Revenues for the twelve months ending on the date of execution of such management service agreement for each such Practice, multiplied by (II) the "Applicable Percentage" set forth in such management service agreement or similar amount set forth in each such management service agreement, multiplied by (III) 0.85.

          "Copyrights" shall have the meaning set forth in Section 2.7 of this Agreement.

          "Credit Agreement" shall have the meaning set forth in the recitals of this Agreement.

          "Damages" shall have the meaning set forth in Section 10.1 of this Agreement.

          "Documents" shall have the meaning set forth in the recitals of this Agreement.

          "EBITDA Multiple Value" shall mean, on any date, (i) (A) the Consolidated Pro Forma EBITDA, multiplied by (B) nine, minus (ii) the total Indebtedness of the Company and its Subsidiaries outstanding as of such date.

          "Employee Benefit Plan" shall have the meaning set forth in Section 2.15(a) of this Agreement.

          "Encumbrances" shall have the meaning set forth in Section 2.6 of this Agreement.

          "Environmental Claims" shall mean all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereinafter "Claims"), including (a) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1351 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.3601 et seq.; the Clean Air Act, 42 U.S.C. ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss.3701 et seq.; and their state and local counterparts and equivalents.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Fully-Diluted Basis" shall mean the total number of shares of Common Stock outstanding at any time, after giving effect to (a) all Common Stock outstanding at the time of such determination and (b) all Common Stock issuable upon the exercise of any outstanding rights, options and/or warrants to acquire Common Stock and outstanding securities that are, or may be, pursuant to their terms convertible into or exchangeable for Common Stock or that may be required to be issued pursuant to any other agreement, including, without limitation, any agreements to issue stock to physicians (it being agreed that for purposes of determining the number of shares of Common Stock issuable upon the exercise of any shares of Series B Preferred Stock, such number shall be (A) from the date hereof until such time as such shares of Series B Preferred Stock are no longer subject to "Optional Conversion" (as defined in the certificate of designation governing the terms of the Series B Preferred Stock), the higher of (x) the number of shares issuable upon a conversion of such shares of Series B Preferred Stock at a conversion price equal to the product of 1.25 and the "Market Price" (as defined in clause (b) of the definition of "Market Price" appearing in the certificate of designation governing the terms of the Series B Preferred Stock and determined at the time of the original issuance of the shares of Series B Preferred Stock being converted) and (y) the number of shares issuable upon a conversion of such shares of Series B Preferred Stock at a conversion price equal to the "Market Price" (as defined in clause (a) of the definition of "Market Price" appearing in the certificate of designation governing the terms of the Series B Preferred Stock but determined at the time of such determination of the number of shares of Common Stock outstanding on a "Fully-Diluted Basis") or (B) after such time as such shares of Series B Preferred Stock are no longer subject to "Optional Conversion" (as defined in the certificate of designation governing the terms of the Series B Preferred Stock), the number of shares issuable upon a conversion of such shares at the "Market Price" (as defined in clause (b) of the definition of "Market Price" appearing in the certificate of designation governing the terms of the Series B Preferred Stock but determined at the time of such determination of the number of shares of Common Stock outstanding on a "Fully-Diluted Basis").

          "GAAP" shall have the meaning set forth in Section 2.5(b) of this Agreement.

          "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

          "Gross Second Closing Number" shall mean the Second Closing Purchase Price divided by the lesser of (i) $4.50 and (ii) the Additional Preferred Stock Price Per Share multiplied by 0.85.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, pursuant to any applicable Environmental Law.

          "Incidental Registration" shall have the meaning set forth in Section 7.2(a) of this Agreement.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services, including, without limitation, notes issued to Practices or physicians in connection with reconciliations pursuant to management service agreements (other than trade payables or accrued expenses arising in the ordinary course of business), (ii) the maximum amount available to be drawn under letters of credit, (iii) all indebtedness of the type otherwise described in this definition secured by any lien on any property owned by such Person or any of its Subsidiaries, (iv) capitalized lease obligations, (v) all guarantees of any type of indebtedness otherwise described in this definition, (vi) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay or similar obligations and (vii) interest rate protection hedging agreements, currency hedging agreements or commodity hedging agreements.

          "Initial Closing Date" shall mean the date hereof, on which the Purchaser shall purchase, and the Company shall issue, the Initial Securities.

          "Initial Preferred Stock" shall mean 1,473,684 shares of Preferred Stock issued on the Initial Closing Date.

          "Initial Purchase Price" shall have the meaning provided in Section 4.3(a) of this Agreement.

          "Initial Securities" shall mean the Initial Preferred Stock and the Initial Warrants.

          "Initial Warrants" shall mean 106,451 Warrants issued on the Initial Closing Date.

          "Intellectual  Property"  shall have the  meaning set forth in Section
2.7 of this Agreement.

          "Investment"  shall  mean  (i)  prior  to  the  Second  Closing,   the
$7,000,000 investment by the Purchaser in the Company and (ii) on the Second Closing, the $10,000,000 investment by the Purchaser in the Company.

          "IPA" shall mean an Independent  Physician  Association which provides
services  to  enrollees  of  healthcare   plans  and  other  specified   patient
populations pursuant to agreements with health care plans.

          "Leases" shall have the meaning set forth in Section 2.6 of this Agreement.

          "Lenders" shall have the meaning set forth in the recitals of this Agreement.

          "Marks" shall have the meaning set forth in Section 2.7 of this Agreement.

          "Material  Adverse Effect" shall have the meaning set forth in Section
2.1 of this Agreement.

          "Margin Stock" shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System.

          "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automatic Quotation System.

          "New Securities" shall mean (i) any shares of Preferred Stock; (ii) any shares of Common Stock; (iii) any Warrants; (iv) any other equity security of the Company, (v) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company, (vi) any security of the Company that is a combination of debt and equity or (vii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security of the Company, provided that "New Securities" shall not include (I) securities sold pursuant to a public offering pursuant to an effecting registration statement filed under the Securities Act, (II) securities issued in the ordinary course of business to physicians in connection with entering into management service agreements with physician practices and ancillary businesses, at no less than the fair market value at such time (including, without limitation, the Series B Preferred Stock), (III) securities issued upon the direct or indirect conversion, exchange or exercise of any securities issued by the Company on or prior to the Closing Date and as set forth on Schedule 2.2 of this Agreement, (IV) up to 100,000 shares of Common Stock issued upon the exercise of non-qualified stock options issued to employees, directors and independent contractors of the Company and/or its Subsidiaries, (V) securities issued to any Person who is not an Affiliate as consideration for an acquisition, purchase of stock or assets, merger, consolidation, recapitalization or similar transaction at no less than the fair market value at such time, (VI) Series B Preferred Stock issued to Dr. Naresh Nagpal in exchange for certain obligations outstanding on the Initial Closing Date owing to Dr. Naresh Nagpal, which Series B Preferred Stock shall have an aggregate liquidation preference equal to the principal amount of such obligation, and, in any event, which shall not have an aggregate liquidation preference in excess of $991,000, (VII) up to 291,461 options exercisable into shares of Common Stock issued after the Initial Closing Date pursuant to the Company's 1996 Amended and Restated Stock Option Plan, as in effect on the date hereof, and up to 291,461 shares of Common Stock issued upon exercise of such options but only if the exercise price of such options (A) is fixed and (B) equals or exceeds the fair market value per share of Common Stock (determined as of the date of issuance of such options) and (VIII) any shares of Common Stock issued as consideration in the settlement or other disposition in connection with any legal and/or equitable claim that has been asserted, or could have been asserted, by plaintiffs Robert P. Lehmann, M.D., Alan Baum, M.D., David A. Dewahl, Jr., John Finlay, Janet G. Keats and Harry Near against the Corporation in the civil action pending before the United States District Court for the Southern District of Texas, Houston Division, docketed at Civil Action No. H-97-3317.

          "Observer" shall have the meaning set forth in Section 8.10(c) of this Agreement.

          "Patents" shall have the meaning set forth in Section 2.7 of this Agreement.

          "Performance Target" shall mean the valid authorization, execution and delivery by the Company and the other parties thereto of management services agreements with Practices, which Practices have, to the Purchaser's reasonable satisfaction, at least $26,475,000, in the aggregate, of Collected Revenues for the twelve months ending on the date of execution of each such management service agreement or asset purchase agreement; so long as such agreements are with Practices set forth on Schedule 1.0 (or such other Practices as are located in the existing markets of the Company, as of the date hereof), are substantially on the terms and conditions set forth on Schedule 1.0, and are otherwise on terms and conditions reasonably consistent with the Company's previous affiliation agreements (so long as no such agreement has early termination rights).

          "Performance Warrants" shall mean the number of Warrants equal to (i) the quotient obtained by dividing (A) the Initial Purchase Price, or if the Second Closing Date has occurred, the Total Purchase Price by (B) the Adjusted Price minus (ii) the number of shares of Preferred Stock and Additional Preferred Stock, if any purchased by the Purchaser pursuant to this Agreement and (ii) the number of the Initial Warrants and Additional Warrants, if any, purchased by the Purchaser pursuant to this Agreement.

          "Permitted Business" shall mean the management of physician Practices in the musculoskeletal sector and the provision of ancillary services related thereto.

          "Permitted  Encumbrances"  shall have the meaning set forth in Section
2.6 of this Agreement.

          "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Practice" shall mean any physician practice.

          "Pre-Closing Periods" shall have the meaning set forth in Section 2.11 of this Agreement.

          "Preemptive Notice" shall have the meaning set forth in Section 8.11 of this Agreement.

          "Preemptive Price" shall mean the price equal to the fair market value of the New Securities as determined in good faith by the Board of Directors.

          "Preferred Stock" shall have the meaning set forth in the recitals of this Agreement.

          "Pro Rata Amount" shall mean the quotient obtained by dividing the number of shares of Common Stock owned by the Purchaser on a Fully-Diluted Basis (assuming that the Second Closing has occurred) by the total number of shares of Common Stock on a Fully-Diluted Basis (assuming that the Second Closing has occurred).

          "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

          "Registrable Securities" shall mean (i) any and all Common Stock acquired by, or issuable to, the Purchaser or any of its Affiliates on or after the date hereof (ii) any and all securities issuable upon the exercise of the Warrants or conversion of the Preferred Stock and (iii) any securities issued or issuable with respect to the Common Stock or other securities referred to in clause (i) or (ii) by way of conversion, exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act.

          "Registration" shall mean each Shelf Registration and each Incidental Registration.

          "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Article VII, inclusive, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and reasonable fees and expenses of counsel (including local counsel) for holders of Registrable Securities, selected by the holders of a majority of the Registrable Securities to be included in such Registration; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees.

          "Registration  Warrants"  shall have the  meaning set forth in Section
4.6 of this Agreement.

          "Returns" shall have the meaning set forth in Section 2.11 of this Agreement.

          "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

          "SBA Forms" shall have the meaning set forth in Section 5.10 of this Agreement.

          "SBIA" shall have the meaning set forth in Section 8.6 of this Agreement.

          "Second Closing" shall have the meaning set forth in Section 4.2 of this Agreement.

          "Second Closing Date" shall have the meaning set forth in Section 4.2 of this Agreement.

          "Second  Closing  Purchase  Price" shall have the meaning set forth in
Section 4.3(b) of this Agreement.

          "Second Closing Target" shall mean the valid authorization, execution and delivery by the Company and the other parties thereto of management service agreements with Practices, which Practices have, to the Purchaser's reasonable satisfaction, at least $18,000,000, in the aggregate, of Collected Revenues for the twelve months ending on the date of execution of each such management service agreement or asset purchase agreement; so long as such agreements are with Practices set forth on Schedule 1.0 (or such other Practices as are located in the existing markets of the Company, as of the date hereof), are substantially on the terms and conditions set forth on Schedule 1.0, and are otherwise on terms and conditions reasonably consistent with the Company's previous affiliation agreements (provided no such agreement shall contain early termination rights).

          "Securities" shall have the meaning set forth in the recitals of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Securities Laws" shall have the meaning set forth in Section 2.5 of this Agreement.

          "Senior Credit Documents" shall have the meaning set forth in the recitals of this Agreement.

          "Series B Preferred Stock" shall mean the preferred stock of the Company issued or to be issued on the terms and conditions set forth on Exhibit B attached hereto.

          "Shares" shall mean the Common Stock and Preferred Stock.

          "Shelf Registration" shall have the meaning set forth in Section 7.1(a) of this Agreement.

          "Stark  Amendments"  shall  have the  meaning  set  forth  in  Section
2.13(a).

          "Subsidiary" shall have the meaning set forth in Section 2.4(a) of this Agreement.

          "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

          "Total Purchase Price" shall have the meaning set forth in Section 4.3(b) of this Agreement.

          "Transaction Party" shall have the meaning set forth in Section 2.1 of this Agreement.

          "Warrant Agreement" shall have the meaning set forth in the recitals of this Agreement.

          "Warrants" shall have the meaning provided in the recitals of this Agreement and, in any event, shall include the Initial Warrants, the Additional Warrants, the Performance Warrants and the Registration Warrants.


                                   ARTICLE II
                         REPRESENTATIONS OF THE COMPANY

          ss.2.0 Representations of the Company. In order to induce the Purchaser to enter into this Agreement and to purchase the Securities, the Company represents and warrants to and agrees with the Purchaser that on each Closing Date:

          ss.2.1 Existence and Good Standing. The Company and each of its Subsidiaries (each a "Transaction Party," and collectively, the "Transaction Parties") is a Person, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Transaction Party has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Except as set forth in Schedule 2.1, each Transaction Party is duly qualified or licensed to do business and is in good standing and is authorized to do business, in each jurisdiction in which the character or location of the properties owned, leased or operated by such entity or the nature of the business conducted by such entity makes such qualification or license necessary, except where any such failure to be duly qualified or licensed or in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, business, liabilities, accounting treatment, results of operations or prospects of the Transaction Parties, taken as a whole, or on the ability of any Transaction Party to perform its respective obligations under any of the Documents (a "Material Adverse Effect").

          ss.2.2 Capital Stock. Immediately prior to giving effect to the transactions contemplated hereby, the Company had an authorized capitalization consisting of 35,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock") of which 17,669,002 shares of Common Stock were outstanding and 10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock") of which zero shares were outstanding. All outstanding shares of capital stock of the Company (including, without limitation, those purchased by the Purchaser hereunder) have been, and will, on each Closing Date, be duly authorized and validly issued and fully paid and non-assessable. Except as set forth on Schedule 2.2, and except for the Warrants and the Preferred Stock, there will be no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements (including, without limitation, agreements with affiliated physicians or Practices) or commitments, contingent or otherwise, of any character providing for the purchase, redemption, acquisition, retirement, issuance or sale by any Transaction Party of any shares of capital stock of any Transaction Party or other securities exchangeable or convertible into capital stock of any Transaction Party and there are no stock appreciation rights or phantom stock plans outstanding. Schedule 2.2 sets forth the number of shares of Common Stock which the Company is obligated to issue in connection with each specific item set forth on Schedule 2.2 and described in the immediately preceding sentence, after giving effect to the transactions contemplated thereby. In addition, except as set forth herein, in the Warrant Agreement and on Schedule 2.2, there are no rights, agreements, restrictions or encumbrances (such as preemptive rights, rights of first refusal, rights of first offer, proxies, voting agreements, voting trusts, registration rights agreements, shareholders agreements, etc., whether or not any Transaction Party is a party thereto) nor are there any restrictions on the transferability or sale of such capital stock pursuant to any provision of law, contract or otherwise with respect to the purchase, sale or voting of any shares of capital stock of any Transaction Party (whether outstanding or issuable upon conversion, exchange or exercise of any other security of any Transaction Party). Except as set forth in Schedule 2.2 and except for the Warrants, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote). The shares of Company Common Stock to be issued upon exercise of Warrants are duly and validly authorized and when issued upon exercise of Warrants, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens and preemptive or other similar rights.

          ss.2.3 Authorization and Validity of the Documents. Each Transaction Party has the requisite power and authority to execute and deliver the Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance of the Documents by the Transaction Parties and the performance of their obligations hereunder have been duly authorized and approved by all necessary action (including, without limitation, all action of the Board of Directors and shareholders or other required Persons of each such Transaction Party) and no other action on the part of such persons is necessary to authorize the execution, delivery and performance of the Documents by the Transaction Parties. Each of the Documents has been duly executed and delivered by the Transaction Parties party thereto and, assuming due execution thereof by the other parties thereto, is a valid and binding obligation of each Transaction Party thereto enforceable against such Transaction Party in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or at law).

          ss.2.4 Subsidiaries and Investments. (a) Set forth in Schedule 2.4 attached hereto is a list of (i) each Person in which the Company owns, directly or indirectly, any equity or debt security and the extent (expressed in percentage) of such ownership (each a "Subsidiary") and (ii) each Practice with whom the Company or any of the its Subsidiaries has entered into a management services agreement, acquisition agreement or affiliation agreement.

          (b) All of the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, of record and beneficially, directly or indirectly, by the Company or a Subsidiary of the Company, free and clear of all liens, encumbrances, restrictions and claims of every kind except for liens, encumbrances, restrictions and claims set forth on
Schedule 2.4. No capital stock or other equity interest of any Subsidiary constitutes Margin Stock.

          ss.2.5 SEC and Other Documents; Financial Statements; Undisclosed Liabilities. (a) The Company has delivered or made available to the Purchaser the registration statement of the Company filed with the Commission in connection with the Company's initial public offering of Common Stock, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, report, including annual and quarterly reports, proxy statement or information statement which are set forth in Schedule 2.5(a) attached hereto, and all exhibits thereto prepared by it or relating to its properties since the effective date of the Company Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the Commission (and including the March 31, 1998 10-K of the Company which has not yet been filed, collectively, the "Company Reports"). The Company Reports were filed (or, in the case of the March 31, 1998 10-K, will be filed) with the Commission in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and any applicable state securities laws (the "Securities Laws"). As of their respective dates (and, as of the date hereof, in the case of the March 31, 1998, 10-K), the Company Reports (i) complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any Government Authority with respect to any of the Company Reports.

          (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except as may be noted therein and except, in the case of the unaudited statements, subject to normal recurring year-end adjustments. The Company has heretofore furnished the Purchaser with a pro forma combined balance sheet of the Company, as of June 30, 1998, giving effect to the issuance of the Preferred Stock and Warrants.

          (c) Except as set forth on Schedule 2.5(c) attached hereto and except in connection, with the transactions contemplated hereby and the Senior Credit Documents, since December 31, 1997, no Transaction Party has: (i) failed to conduct its business in the ordinary course in a manner consistent with past practice; (ii) experienced any change, event or circumstance that could reasonably be expected to have a Material Adverse Effect; (iii) other than in the ordinary course of business consistent with past practice, purchased, sold, leased, pledged, encumbered or otherwise acquired or disposed of any properties or assets relating to its business or operations; (iv) experienced any material damage, destruction or loss to or of any of its assets which are necessary to the conduct of its business; (v) except in the ordinary course of business consistent with past practice, made or agreed to make any increase in the compensation or severance arrangement of any officer, director or employee; (vi) paid (or committed to pay) any management fee or made (or committed to make) any loan or distribution of its property or assets, or declared, paid or set aside for payment any dividend or distribution with respect to its equity securities, or purchased or redeemed (or committed to purchase or redeem) any of its equity securities; (vii) written down or canceled any material Indebtedness or waived or released any right or claim which individually or in the aggregate is material; (viii) suffered any judgment with respect to, or made any settlement of, any claim, suit, action or proceeding which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ix) effected any material change in accounting practices and procedures, other than changes required as a result of changes in GAAP; (x) amended its organizational documents; (xi) incurred or assumed any Indebtedness or guaranteed or otherwise become responsible for any such liabilities, obligations or Indebtedness; (xii) other than in the ordinary course of business consistent with past practice, acquired or agreed to acquire by merging or consolidation with, or by purchasing the assets or stock, of or by any other manner, any Person or division thereof or otherwise acquire or agree to acquire any assets (other than inventory) which are material to any Transaction Party taken together; (xiii) initiated or settled any material litigation to which any Transaction Party is a party; (xiv) failed to preserve intact its business organization; (xv) failed to keep available the services of its officers and employees; (xvi) adopted or increased any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;
(xvii) failed to maintain its reserves in a manner consistent with the policies and principles used by the Company in connection with the preparation of the balance sheets included in or incorporated by reference into the Company Reports; (xviii) other than shares or options issued to employees, as set forth on Schedule 2.2, issued or sold any shares of capital stock or any other securities, or issued any securities convertible into, or options warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or made any other changes in its capital structure; or (xix) agreed to any of the foregoing.

          (d) Except as set forth on Schedule 2.5(c), after giving effect to the transactions contemplated hereby, neither the Company nor any of its Subsidiaries shall have any outstanding Indebtedness except for Indebtedness under the Credit Agreement.

          ss.2.6 Title to Properties; Encumbrances; Leases. (a) The Transaction Parties do not own, in fee or otherwise, any interest in any real property, other than leasehold interests. Except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, each of the Transaction Parties has good title to all of its properties and assets (whether real, personal, mixed, tangible or intangible), subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (ii) Encumbrances arising by operation of law, (iii) other Encumbrances which could not reasonably be expected to have a Material Adverse Effect and (iv) Encumbrances arising under the Senior Credit Documents (Encumbrances of the type described in clauses (i) - (iv) above are hereinafter sometimes referred to as "Permitted Encumbrances"). Each Transaction Party owns or otherwise has the right to use all of the property now used and material to the operation of the business of the Transaction Parties taken as a whole, which personal property is in good operating condition and repair, ordinary wear and tear excepted and substantially fit for the purpose for which they are being utilized and constitutes all of the property necessary to conduct its business as it is presently being conducted.

          (b) Schedule 2.6 attached hereto contains an accurate and complete list of all material property (whether real, personal, mixed, tangible or intangible) leased or sub-leased by the Transaction Parties, including all amendments, extensions and other modifications (the "Leases"). Except as otherwise set forth in Schedule 2.6 attached hereto, each Lease is in full force and effect; the Transaction Parties have a good and valid leasehold interest in and to all of the leased property, subject to no Encumbrances, except Permitted Encumbrances; all rents and additional rents due to date from any of the Transaction Parties in respect of each such Lease have been paid; no Transaction Party has received notice that it is in default under any Lease; and, to the knowledge of each of the Transaction Parties, there exists no event, occurrence, condition or act (including the consummation of the Transaction) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by any Transaction Party under any such Lease.

          ss.2.7 Intellectual Property. Schedule 2.7 attached hereto contains an accurate and complete description of all (a) registrations for material trademarks and service marks and all pending applications for such registrations owned by, assigned to or subject to assignment to the Transaction Parties anywhere in the world and all material unregistered trademarks, trade names, service marks, brand names, and business names (collectively "the Marks"); (b) material copyrights, whether registered or unregistered, owned by, assigned to or subject to assignment to the Transaction Parties anywhere in the world (collectively "the Copyrights"); and (c) patents and patent applications owned by, assigned to or subject to assignment to the Transaction Parties anywhere in the world (collectively the "Patents"). Unless otherwise indicated on Schedule
2.6 or Schedule 2.7, the Company owns the entire right, title and interest in and to the Marks, the Copyrights and the Patents free and clear of any Encumbrances except for Permitted Encumbrances. Each item that is indicated as registered on Schedule 2.7 has been duly registered, filed with or issued by the appropriate authorities in the countries indicated on Schedule 2.7 and to the knowledge of each of the Transaction Parties, all such registrations, filings and issuances remain in full force and effect. Except as otherwise indicated on
Schedule 2.7, none of the Marks, the Copyrights or the Patents are the subject of any pending, or to the knowledge of each of the Transaction Parties, threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before a registration or issuing authority in any jurisdiction. Except as otherwise disclosed in Schedule 2.7, the conduct of the Transaction Parties' business as presently conducted does not infringe, violate, or constitute misappropriation of any trademark, service mark, copyright (whether registered or unregistered), patent, trade secret, industrial design, computer program, data base, know-how or other proprietary right (collectively "Intellectual Property") of any other Person, nor, during the past six years, has any Transaction Party received notice to the contrary from any Person. The Company owns or has the right to use through assignment, lease, license or other agreement all Intellectual Property necessary for the conduct of the business as presently conducted. Except as set forth in Schedule 2.7, there are no pending or, to the knowledge of each of the Transaction Parties, threatened material claims by any Person for infringement of any Intellectual Property or unfair competition by any Transaction Party. Except as set forth in Schedule 2.7, no Person is infringing upon the Intellectual Property owned by, assigned to or subject to assignment of, the Transaction Parties, and the Transaction Parties are aware of no facts that would support such a claim by the Transaction Parties. The consummation of the transaction contemplated hereby will not result in the loss or impairment of the Transaction Parties' right to own or use any of the Intellectual Property necessary to the conduct of the Transaction Parties' business as presently conducted (including, but not limited to the Marks, the Copyrights and the Patents) nor will it require the consent of any governmental authority or third party.

          ss.2.8  Material  Contracts.  Except as set forth on Schedule  2.8 and
Schedule 2.2 attached hereto on the Initial Closing Date, no Transaction Party is bound by (a) any material agreement, contract or commitment, (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (c) any agreement, indenture or instrument relating to Indebtedness (whether or not such Indebtedness is being repaid in connection with the transactions contemplated hereby), (d) any agreement or contract with any Affiliate, (e) any management service agreement, consulting agreement (which entitles any Transaction Party to over $50,000 per year) or any other similar type of contract, (f) any agreement, contract or commitment limiting the ability of any Transaction Party to engage in any line of business or to compete with any Person or to otherwise acquire property or conduct business in any area or
(g) any effective management service agreement and asset purchase agreements and any agreement, arrangement or understanding executed or occurring since January 1, 1998, relating to the purchase or affiliation with, or proposed purchase or affiliation with, or management of, any Practice. Except as otherwise set forth on Schedule 2.8, each contract or agreement set forth on Schedule 2.8 (or required to be set forth in Schedule 2.8) is in full force and effect and there exists no material default or material event of default or to the knowledge of each of the Transaction Parties, event, occurrence, condition or act (including the consummation of the sale contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other material event or condition, could become a material default or material event of default thereunder.

          ss.2.9 Consents and Approvals; No Violations. The execution and delivery of this Agreement and the other Documents by the Transaction Parties to which any such Person is a party and compliance by each Transaction Party with the terms and provisions hereof and thereof and the issuance of the Securities by the Company and the consummation of the transactions contemplated hereby does not and will not (a) violate or contravene any provision of the Certificates, Articles of Incorporation or Bylaws of any Transaction Party, (b) violate or contravene any statute, rule, regulation, licensing requirement, order or decree of any court, arbitrator or any other public body or authority by which any Transaction Party is bound or by which any of its properties or assets are bound, (c) require any filing with, or permit, consent authorization, qualification or approval of, or exemption from, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person or
(d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance (except pursuant to the Senior Credit Documents) upon any of the properties or assets of any Transaction Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any Transaction Party is bound, or by which it or any of its properties or assets may be bound.

          ss.2.10 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of each of the Transaction Parties, any investigation by) any governmental or other instrumentality or agency pending, or, to the knowledge of each of the Transaction Parties, threatened, against or affecting any Transaction Party or any such entity's properties or rights which could reasonably be expected to have a Material Adverse Effect. No Transaction Party is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Material Adverse Effect.

          ss.2.11 Taxes. (a) Tax Returns. Each of the Transaction Parties has timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all material returns, statements, forms and reports for Taxes ( each a "Return" and collectively, the "Returns") that are required to be filed by, or with respect to, the Transaction Parties on or prior to the Closing Date. The Returns have accurately reflected and will accurately reflect all material liability for Taxes of the Transaction Parties for the periods covered thereby.

          (b) Payment of Taxes. All Taxes and Tax liabilities of the Transaction Parties for all taxable years or periods that end on or before each Closing Date and, with respect to any taxable year or period beginning before and ending after any Closing Date, the portion of such taxable year or period ending on and including such Closing Date ("Pre-Closing Periods") have been timely paid or accrued and adequately disclosed and fully provided for pursuant to the financial statements which have been provided to the Purchaser by the Company and are in accordance with GAAP.

          (c) Other Tax Matters.  (i) Schedule 2.11  attached  hereto sets forth
(A) each taxable year or other taxable period of the Transaction Parties for which an audit or other examination of Taxes by the appropriate tax authorities of any nation, state or locality is currently in progress (or scheduled as of the Initial Closing Date to be conducted) together with the names of the respective tax authorities conducting (or scheduled to conduct) such audit or examination and a description of the subject matter of such audit or examination, (B) the most recent taxable year or other taxable period for which an audit or other examination relating to Federal income taxes of any Transaction Party has been finally completed and the disposition of such audit or examination, (C) the taxable years or other taxable periods of any Transaction Party which will not be subject to the normally applicable statute of limitations by reason of any waiver or extension of the applicable statute of limitations for Taxes entered into or granted by or on behalf of such Transaction Party, (D) the amount of any proposed adjustments (and the principal reason therefor) relating to any Returns for Tax liability of any Transaction Party which have been proposed or assessed by any taxing authority and (E) a list of all notices received by any Transaction Party from any taxing authority relating to any issue which could affect the Tax liability of any Transaction Party, which issue has not been finally determined and which, if determined adversely to such Transaction Party, could result in a Tax liability.

          (ii) Except as set forth on Schedule 2.11, no Transaction Party has been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (iii)All Taxes which any Transaction Party is (or was) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (iv) None of the Transaction Parties is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (v) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between any Transaction Party or any predecessor or affiliate thereof and any other party under which the Purchaser, or any of its Affiliates, or any Transaction Party could be liable for any Taxes or other claims of any party.

          (vi) The Transaction Parties have not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

          (vii)No indebtedness of any Transaction Party consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

          (viii) The Transaction Parties are not a party to any agreement that would require them to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

          ss.2.12 Liabilities. Except as set forth on Schedule 2.12 attached hereto, no Transaction Party has any material outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the balance sheet included in the Company's March 31, 1998 audited financial statements except for such as has been incurred in the ordinary course of business and could not be reasonably expected to have a Material Adverse Effect and is not Indebtedness. No Transaction Party is in default in respect of the terms or conditions of any Indebtedness other than such defaults as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          ss.2.13 Compliance with Laws; Permits; Billing Practices. (a) Each of the Transaction Parties are in compliance with all applicable laws, regulations, licensing requirements (including without limitation, with respect to leasing employees), orders, judgments and decrees and have obtained all required governmental approvals and permits in each jurisdiction in which they currently do business, including the right to receive Medicare and Medicaid reimbursements, except where the failure to so comply or obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or give rise to criminal liability. Without limiting the generality of the foregoing:

          (i) Each of the Company and its Subsidiaries has timely filed all reports required to be filed in connection with federal Medicare and applicable state Medicaid programs and due on or before each Closing Date, and all required reports are true and complete in all material respects; there are no claims, actions or appeals pending (and neither the Company nor any of its Subsidiaries has filed anything that would result in any claims, actions or appeals) before any commission, board or agency with respect to any state or federal Medicare or Medicaid cost reports or claims filed by the Company or any of its Subsidiaries on or before the date hereof, or with respect to any disallowances by any intermediary, carrier, other insurer, commission, board or agency in connection with any audit of any cost reports that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; no validation review or program integrity review related to the Company or any of its Subsidiaries has been conducted with respect to the Company or any of its Subsidiaries by any commission, board or agency in connection with federal Medicare or state Medicaid programs, and no such reviews are scheduled, pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries; each of the Company and its Subsidiaries has timely filed all material reports, data and other information required by any other Governmental Authority with authority to regulate the Company or any of its Subsidiaries or its business in any manner; each of the Company and its Subsidiaries is in compliance in all material respects with all rules, regulations and requirements of all health Governmental Authorities, except where such noncompliance would not have a Material Adverse Effect; and the conduct of the business of each of the Company and its Subsidiaries does not violate 42 U.S.C. ss.1320a-7b (the "Anti-Kickback Statute") or 42 U.S.C. ss.1395nn (the "Stark Amendments"), including all amendments thereto.

          (ii) Without limiting anything contained in Section 2.13(a)(i), none of the Company or any of its Subsidiaries, or any of the Company's or any of its Subsidiaries' executive offers or directors, or Persons who provide professional services on behalf of the Company or any of its Subsidiaries, has:

          (A) knowingly and willfully made or caused to be made a false statement or representation of a material fact in any application for any benefit or payment;

          (B) knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

          (C) presented or caused to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid, or other state health care program that is
(1) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (2) for an item or service and the Person presenting knows or should know that the claim is false or fraudulent; (D) failed to disclose knowledge of the occurrence of any event affecting the initial or continuing right of a claimant to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or

          (E) knowingly and willfully made or caused to be made or induced or sought to induce the making of any false statement or representation (or omitted to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to
(1) the conditions or operations of a Practice in order that the Practice may quality for CHAMPUS, Medicare, Medicaid or other state health care program certification, or (2) information required to be proved under ss.1124A of the Social Security Act (42 U.S.C ss.1320a-3).

          (iii) Without limiting anything contained in Section 2.13(a)(i), there are no Medicare, Medicaid or CHAMPUS recoupments or recoupments of any other third-party payor being sought, threatened, requested or claimed against the Company or any of its Subsidiaries.

          (b) Without limiting anything contained in Section 2.13(a)(i), all billing practices by the Company and its Subsidiaries to all third party payors, including, but not limited to, the federal Medicare program, state Medicaid programs and private insurance companies, have been true, fair and correct and in compliance with all applicable laws, regulations and policies of all such third party payors. Neither the Company nor any of its Subsidiaries has billed for or received any payment or reimbursement in excess of amounts allowed by law.

          ss.2.14 Employment Relations. The Transaction Parties are in compliance in all material respects, with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not, and are not, engaged in any unfair labor practice;

          (a) No unfair labor practice complaint against any Transaction Party is pending before the National Labor Relations Board;

          (b) There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving any Transaction Party;

          (c) No material claim in respect of the employment of any employee has been asserted in writing or, to the knowledge of each of the Transaction Parties, asserted orally or threatened, against the Transaction Parties;

          (d) The Transaction Parties have not experienced any material labor difficulty in the past three years; and

          (e) There has not been since December 31, 1997 any material adverse change in the relations of the Transaction Parties with their employees.

          ss.2.15  Employee  Benefit  Plans.  (a) List of  Plans.  Set  forth in
Schedule 2.15 attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, incentive, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, severance, non-competition contracts or agreements; in each case for active, retired or former employees or directors/whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 2.15, any predecessors to the Company or to any of its Subsidiaries and all employers (whether or not incorporated) that are by reason of common control treated together with the Company, and/or any of its Subsidiaries as a single employer (i) within the meaning of Section 414 of the Code or (ii) as a result of the Company or any Subsidiary being or having been a general partner of any such employer), since September 2, 1974 ("Employee Benefit Plans"). Each Employee Benefit Plan is in writing.

          (b) Status of Plans. Each Employee Benefit Plan complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

          (c) No Pension Plans. No Employee Benefit Plan is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Except as set forth on
Schedule 2.15, no Transaction Party has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

          (d) Liabilities. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code and neither the Company nor any of its Subsidiaries is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for post-employment or retiree health, life and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

          Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code.

          Neither the Company nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

          There are no actions, suits or claims pending, or, to the best knowledge and belief of each of the Transaction Parties, threatened, anticipated or expected to be asserted against any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

          (e) Contributions. Full payment has been made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge and belief of each of the Transaction Parties, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

          (f) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified. Each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has been determined to be so exempt by the Internal Revenue Service. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

          (g) Transactions. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the best knowledge and belief of each of the Transaction Parties, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

          (h) Triggering Events. The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

          (i) Documents. The Company has delivered or caused to be delivered to the Purchaser and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof;
(ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under Section 501(a) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

          ss.2.16 Environmental Laws and Regulations. Except as could not reasonably be expected to have a Material Adverse Effect:

          (a) No Transaction Party has generated, used, treated or stored any Hazardous Materials and, to the knowledge of each of the Transaction Parties, no Hazardous Materials have been generated, used, treated or stored, or released or disposed by any Transaction Party in each case, except in compliance with Environmental Laws.

          (b) The Transaction Parties are in compliance in all material respects with Environmental Laws and the terms and conditions of permits issued under such Environmental Laws.

          (c) There are no pending or, to the knowledge of each of the Transaction Parties, threatened Environmental Claims against any Transaction Party or, to the knowledge of the Transaction Parties, any Company Property.

          (d) There are no facts, circumstances, conditions or occurrences regarding any Company Property that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Company, any of its Subsidiaries or any Company Property or assets, or (ii) to cause such Company Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

          ss.2.17 Interests in Clients,  Suppliers,  Etc. Except as set forth on
Schedule 2.17 attached hereto, no Transaction Party and none of their respective officers, directors or shareholders possess, directly or indirectly, any financial interest in, and is not a director, officer or employee of, any entity which is a client, supplier, customer, lessor, lessee or competitor or potential competitor of any Transaction Party. Ownership of securities of a company whose securities are registered under the Exchange Act of 1% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 2.17.

          ss.2.18 Physician Relationships. The transactions contemplated hereby will not have a material adverse effect on the relationship of the Company or any of its Subsidiaries with any physician or Practice. Except as set forth in
Schedule 2.18, which is attached hereto for disclosure purposes only and not with a view to eliminate the indemnification obligations relating to this representation, since December 31, 1997, no physician or Practice has indicated to any Transaction Party that such person is reasonably likely to stop practicing with any Practice and neither the Company nor any of its Subsidiaries has any reason to believe that any physician or Practice has any intention to discontinue its affiliation with the Company.

          ss.2.19 Accounts Receivable. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the accounting records of the Transaction Parties as being due to the Transaction Parties as at the date hereof (less the amount of any provision or reserve therefor made in the accounting records of such Transaction Party) represent sales actually made in the ordinary course of business, represent or will represent actual indebtedness incurred by the applicable account debtors and were calculated in accordance with GAAP. There has been no material adverse change since December 31, 1997 in the amount, aging or collectibility of accounts receivable or other debts due to any Transaction Party or the allowances with respect thereto, or accounts payable of any Transaction Party, from that reflected in the Company Reports.

          ss.2.20 No Misstatements or Omissions; Projections. No representation or warranty by any Transaction Party contained in this Agreement and no statement contained in any certificate, schedule, exhibit or other instrument specified or referred to in this Agreement or any other Document whether heretofore furnished to the Purchaser or hereafter furnished to the Purchaser pursuant to this Agreement or any other Document contains as of each Closing Date or will contain any untrue statement of a material fact or omits or will omit as of the date of such document any material fact necessary to make the statements contained therein in light of the circumstances under which such statement was made, not misleading. The financial projections provided by the Company to the Purchaser were prepared in good faith using the best information available to management of the Company and represent management's good faith estimates of the future performance of the Company for the periods referred to therein. The Company is not aware of any material facts or circumstances which would render such financial projections unreasonable or unobtainable; provided, however, it being recognized by the Purchaser that actual results may differ from the projections and no representation is made that the projections will in fact be attained.

          ss.2.21 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of any Transaction Party is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated hereby.

          ss.2.22 Investment Company Act. No Transaction Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          ss.2.23 Delaware Takeover Law. The purchase of the Securities by the Purchaser has been approved by the Board of Directors and there shall be no restriction on the Purchaser or any of its Affiliates pursuant to Section 203 of the Delaware General Corporation Law.

          ss.2.24 Year 2000 Reprogramming. The costs to the Company and its Subsidiaries of reprogramming required to permit the proper functioning in and following the year 2000, of the Company's or any of its Subsidiaries' (i) computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment and of the reasonably foreseeable consequences of year 2000 (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect. Except for the cost of such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are sufficient to permit the Company and its Subsidiaries to conduct its business without such conduct resulting in a Material Adverse Effect.

          ss.2.25 Practice Management Agreements; Affiliations. As of the Initial Closing Date, the Company is affiliated with 28 Practices, comprising 136 physicians, in seven states, and operates 1 IPA, comprising 42 physicians, in Arizona and manages three outpatient ancillary surgery centers.

          ss.2.26 6Securities Law Compliance. Assuming that the representations set forth in Article III are true and correct in all material respects, the offering, issuance, sale and delivery of the Securities to the Purchaser is exempt from the registration requirements of the Securities Act. The Company has complied with, or is exempt from, all registration requirements of all applicable state securities laws in connection with the offering, issue, sale and delivery of the Securities.

          ss.2.27 Transactions with Affiliates. Except as set forth on Schedule 2.27, none of the Transaction Parties has entered into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Transaction Party.

          ss.2.28 Capital Stock Reserved. Sufficient shares of the Company's Common Stock have been authorized and duly reserved for issuance upon conversion of the Securities.

          ss.2.29 No Conflict of Rights. Set forth on Schedule 2.29 is a description of all registration rights held by any Person. The registration rights granted to the Purchaser pursuant to Article VII do not conflict with any other registration rights granted by the Company.

          ss.2.30 Other Representations and Warranties. Each of the representations and warranties contained in the Credit Agreement as in effect on the Initial Closing Date are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions and any information contained in any schedule to the Credit
Agreement, as in effect on the date hereof relating thereto, being hereby incorporated by reference into this Agreement (without duplication) as a representation and warranty to the Purchaser as if specifically set forth in this Section 2.30 (each such document referred to therein as having been delivered to a "Lender" thereunder having been delivered to the Purchaser hereunder).

          ss.2.31 SBIC Information. All information set forth in the SBA Forms regarding the Company and its Affiliates is accurate and complete in all material respects. Copies of such forms have been, on or prior to the date hereof, completed and executed by the Company and delivered to the Purchaser.

          ss.2.32 SBIC Eligibility. The Company and its Subsidiaries do not engage in any activity which would render the Company ineligible to receive financing assistance from a Small Business Investment Company as provided in 13 CFR 107.720.

          ss.2.33 Company Awareness. The Company is aware that the Purchaser is a Federal licensee under the SBIA.

          ss.2.34 Use of Proceeds. All of the proceeds from the sale of the Securities shall be used for general corporate purposes, acquisitions and the repayment of Indebtedness of the Company and not for any purposes which would violate 13 CFR 107.720.

          ss.2.35 Employee Licensing Matters. The transactions contemplated hereby will not cause any adverse change (i) to the Company's "experience modifier" as it relates to unemployment insurance in the various states in which the Company or its Subsidiaries operate, or (ii) to the Company's qualification to act as an "employee leasing arrangement", "employee leasing business", "employee leasing company" or similar statutory qualification.

          ss.2.36 Representations Related to the Practices. The Company hereby represents and warrants that the Practices set forth on Schedule 2.4 as required by Section 2.4(b) of this Agreement, shall be deemed to be Subsidiaries of the Company for the purposes of Sections 2.1, 2.5(c), 2.9, 2.10, 2.12, 2.13, 2.14,
2.15 (other than relating to the disclosures required to be made on Schedule 2.15), 2.16, 2.20, 2.21, 2.22 and 2.27; provided, however, that any such representation or warranty shall be deemed to be breached only in the event that applying any such representation and warranty to such Practices could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Transaction Parties (but without regard to any other "materiality", "material adverse effect", "substantial compliance" or similar exception contained in such representations or warranties).


                                   ARTICLE III
                        REPRESENTATIONS OF THE PURCHASER

          ss.3.0 Representations of the Purchaser. In order to induce the Company to enter into this Agreement and in order to induce the Company to issue the Securities, the Purchaser represents, warrants and agrees as follows:

          ss.3.1 Existence and Good Standing; Power and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has the requisite power and authority to execute and deliver the Documents to which it is a party and perform its obligations thereunder. Each of the Documents to which it is a party has been duly authorized and approved by the Purchaser, and assuming due execution by the other parties thereto is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or law).

          ss.3.2 Restrictive Documents. The Purchaser is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation by the Purchaser of the transactions contemplated hereby or which would result in a violation of breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any Encumbrance on the Securities under the terms of any agreement to which the Purchaser is a party.

          ss.3.3 Purchase for Investment. (a) The Purchaser will acquire the Securities for its own account for investment and not with a view toward any resale or distribution thereof; provided, however, that the disposition of the Purchaser's property shall at all times remain within the sole control of the Purchaser.

          (b) The Purchaser understands that the Securities have not been registered under the Securities Act or under any state securities laws and may not be sold or transferred unless they are subsequently registered under the Securities Act and any applicable state or other securities laws, or unless exemptions from registration under such laws are available;

          (c) The Purchaser represents that it is experienced in investment matters, fully understands the transactions contemplated by this Agreement, has the knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its investment and has the financial ability and resources to bear the economic risks of its investment;

          (d) The Purchaser represents and warrants that the Company has given the Purchaser the opportunity to ask questions and receive answers concerning the Company, and the Company has made available to the Purchaser an opportunity to conduct such investigations and reviews as it has requested to conduct and all of those investigations and reviews have been completed;

          (e) The Purchaser acknowledges that it has received no general solicitation or general advertising, and that the Purchaser's representatives have attended no seminar or meeting with respect to the Securities, nor is it aware of any such solicitation or advertisement that may have been received by others;

          (f) The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          ss.3.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any Transaction Party, or from any Person controlling, controlled by or under common control with any Transaction Party, in connection with the transactions contemplated hereby.


                                   ARTICLE IV
         ISSUANCE OF SECURITIES; PAYMENT OF SUBSCRIPTION PRICE; CLOSINGS

          ss.4.1 Issuance of Initial Securities. Subject to the terms and conditions set forth in this Agreement, on the Initial Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase the Initial Securities. Delivery of the Initial Securities to be purchased by the Purchaser pursuant to this Agreement shall be made, pursuant to Section 4.5, on the Initial Closing Date by the Company to the Purchaser, against payment of the Initial Purchase Price.

          ss.4.2 Issuance of Additional Securities. (a) Subject to the terms and conditions set forth in this Agreement, on the Second Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase the Additional Securities (the "Second Closing"). Delivery of the Additional Securities to be purchased by the Purchaser pursuant to this Agreement shall be made, pursuant to Section 4.5, on the Second Closing Date by the Company to the Purchaser, against payment of the Second Closing Purchase Price. In the event the condition set forth in Section 5.15 hereof has not been satisfied on or prior to July 30, 1998 (as such date may be extended, the "Second Closing Date"), the Purchaser may waive the application of such condition, in which case the Company agrees to use its best efforts to satisfy such condition by September 8, 1998. The Purchaser shall retain the right to purchase the Additional Securities through and until September 8, 1998 and, in any event, the Purchaser may, in its sole discretion, waive any conditions to any Closing.

          (b) In connection with the Second Closing, the Company shall create a new series of preferred stock (the "Additional Preferred Stock"), which Additional Preferred Stock shall contain provisions substantially the same as the Preferred Stock issued as of the date hereof and shall have (i) a liquidation preference per share of Additional Preferred Stock equal to the Additional Preferred Stock Price Per Share, (ii) dividend and distribution rights which shall be pari passu with the Preferred Stock, based on the total liquidation preferences (including accrued dividends) of the respective series of preferred stock, (iii) voting rights which shall be pari passu with the Preferred Stock, based on the total liquidation preferences (including accrued dividends) of the respective series of preferred stock, (iv) rights to receive distributions upon the occurrence of a liquidation which shall be pari passu with the Preferred Stock, based on the total liquidation preferences (including accrued dividends) of the respective series of preferred stock and (v) shall otherwise be in form and substance satisfactory to the Purchaser. The Additional Preferred Stock shall be convertible into shares of Common Stock on substantially the same terms as the Preferred Stock, except that the number of shares of Common Stock issuable upon conversion of the Additional Preferred Stock shall be equal to the Second Closing Purchase Price divided by the Additional Preferred Stock Price Per Share (as adjusted for anti-dilutive issuances, in a manner substantially similar to the Preferred Stock (including, without limitation events that occur between the Closing Date and the Second Closing Date, which result in the Preferred Stock receiving any anti-dilution adjustment)).

          (c) In connection with the Second Closing, the Company shall amend the Certificate of Designation to provide for pari passu treatment of the Additional Preferred Stock as set forth in paragraph (b) above.

          ss.4.3 Purchase Price. (a) Subject to the terms and conditions set forth in this Agreement, in full consideration for the sale by the Company of the Initial Securities to the Purchaser, the Purchaser shall deliver to the Company $7,000,000 (the "Initial Purchase Price") on the Initial Closing, by wire transfer of immediately available funds to the accounts specified by the Company.

          (b) Subject to the terms and conditions set forth in this Agreement, in full consideration for the sale by the Company of the Additional Securities to the Purchaser, the Purchaser shall deliver to the Company $3,000,000 (the "Second Closing Purchase Price", which when added to the Initial Purchase Price, the "Total Purchase Price"), on the Second Closing Date, by wire transfer of immediately available funds to the accounts specified by the Company.

          ss.4.4 Time and Place of Closings. The deliveries made on the Initial Closing Date and Second Closing Date (each a "Closing" and together, the "Closings") shall take place at 10:00 a.m. on the applicable Closing Date, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, or such other place and time as the Company and the Purchaser shall mutually agree. The Second Closing Date shall be the date specified by the Purchaser no more than 5 Business Days following the satisfaction or waiver of all conditions to the Second Closing contained in Article V.

          ss.4.5 Closing Deliveries. At each Closing the Company shall deliver, or cause to be delivered, to the Purchaser the following: (i) certificates representing the number of shares of Preferred Stock, Additional Preferred Stock, and/or Warrants, as the case may be, to be issued and delivered at such Closing, free and clear of all Encumbrances with all necessary share transfer and other documentary stamps attached at the expense of the Company, (ii) evidence or copies of any consents, approvals, orders, qualifications, agreements or waivers required pursuant to Article V, (iii) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to the Purchaser at or prior to each Closing and (iv) such other documents and instruments reasonably requested by the Purchaser, as may be necessary or appropriate to confirm or carry out the provisions of the Documents.

          ss.4.6 Issuance of Performance Warrants. If the Company does not achieve the Performance Target on or before the Affiliation Date, the Company agrees to issue the Performance Warrants to the Purchaser within 10 Business Days of the Affiliation Date, without any further consideration from the Purchaser to the Company.

          ss.4.7 Issuance of Registration Warrants. In the event the Company has not caused a Shelf Registration to have been declared effective (or a Shelf Registration shall be the subject of any stop order or suspension of effectiveness) pursuant to the terms of this Agreement prior to the date set forth below, the Company agrees to issue to the Purchaser on each such date, the number of Warrants (the "Registration Warrants") set forth below opposite such date:


Shelf Registration is not declared         If the Second Closing has not       If the Second Closing has occurred,
effective prior to:                           occurred, the Number of                     the Number of
                                          Registration Warrants shall be         Registration Warrants shall be

90 days following the Initial                         17,126                                 24,466
Closing Date

120 days following the Initial                        17,502                                 25,002
Closing Date

150 days following the Initial                        17,890                                 25,556
Closing Date

180 days following the Initial                        18,290                                 26,129
Closing Date

each 30 day period thereafter            an additional 20,036 Warrants for      an additional 28,623 Warrants for
                                             every 30 days thereafter               every 30 days thereafter


                                    ARTICLE V
                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

          ss.5.0 Conditions to the Purchaser's Obligations. The obligations of the Purchaser to purchase the Securities contemplated by this Agreement is conditioned upon satisfaction, at or prior to each Closing (except as specified in Section 5.15) of the following conditions:

          ss.5.1 Opinions of Counsel. The Company shall have furnished the Purchaser with the opinion, dated the applicable Closing Date, of Jones Day Reavis & Pogue, counsel to the Company to the effect set forth in Exhibit A hereto (with appropriate modifications for the Second Closing, if applicable).

          ss.5.2 Good Standing and Other Certificates. The Purchaser shall have received (a) a copy of the articles of incorporation or other organizational documents of the Company, including all amendments thereto, certified by the Secretary of State of Delaware, (b) a certificate from the Secretary of State or other appropriate official of the respective State or country of incorporation or formation to the effect that the Company is in good standing and listing all charter documents of such entity, (c) a certificate from the Secretary of State or other appropriate official in each State or country in which the Company is qualified to do business to the effect that such entity is in good standing in each such State or country and (d) a copy of the Bylaws of the Company and the resolutions of the Board of Directors of the Company authorizing the transactions contemplated hereby, certified by the Secretary of such Person as being true and correct and in effect on such Closing Date.

          ss.5.3 No Material Adverse Change. (a) Since December 31, 1997, there shall have been no material adverse change in the business, operations, assets, nature of assets, accounting treatment, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its
Subsidiaries taken as a whole and the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated such Closing Date, to such effect.

          (b) Since the date hereof, there shall have not occurred (i) any general suspension in trading in securities on any national securities exchange or the over-the-counter market or the establishment of minimum or maximum prices on any such exchange; (ii) a declaration of a banking moratorium; (iii) any material change in the United States or any other currency exchange rates or a suspension of, or limitation on, the markets therefor; (iv) an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or any material change in the general financial markets of the United States; (v) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 400 Industrial Companies or in the New York Stock Exchange Composite Index in excess of 15% measured from the close of business on the trading day next preceding the date of this Agreement; or (vi) any reasonably significant decline in the public market price of public physician practice management companies.

          ss.5.4 Truth of Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement and the other Documents, shall be true and correct in all material respects on and as of such Closing Date other than such representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company dated such Closing Date, to such effect. In addition, with respect to any representations and warranties made as of a specific date, the Company shall be deemed to have remade such representations and warranties as of the Second Closing and the Company shall be permitted to provide any additional disclosure to the Purchaser which the Company believes is necessary to make such representations accurate on the Second Closing and the Purchaser shall be satisfied with all such additional disclosure.

          ss.5.5 Performance of Agreements. The Company shall be in compliance with the Documents, shall have performed all of its agreements and covenants thereunder and shall have delivered to the Purchaser a certificate of an executive officer of the Company to such effect.

          ss.5.6 No Litigation Threatened. No action or proceedings shall have been instituted or, to the knowledge of each of the Transaction Parties, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated by the Documents, and the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company dated such Closing Date, to such effect.

          ss.5.7 Third Party Consents; Governmental Approvals. All consents, approvals, authorizations, exemptions or waivers required in connection with the consummation of the transactions contemplated by the Documents shall have been received.

          ss.5.8 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          ss.5.9 Certificate of Designation. The Company shall deliver to the Purchaser evidence that the Certificate of Designation of the Company shall have been duly filed with the Secretary of State of Delaware and shall be in full force and effect.

          ss.5.10 SBA Forms. On each Closing Date, the Purchaser shall have received from the Company, fully executed Small Business Administration Forms 480 and 652 and Small Business Administration Form 1031 with Parts A and B thereof fully executed (the "SBA Forms").

          ss.5.11 Due Diligence. At or prior to the first Closing, the Purchaser shall have completed its business, legal and accounting due diligence and shall be satisfied with the results thereof.

          ss.5.12 Warrant Agreement. At or prior to the first Closing, the Company shall have executed and delivered the Warrant Agreement.

          ss.5.13 Repayment of Indebtedness to Third Parties; Termination of Security Interests. Except as set forth on Schedule 2.5(c), and except pursuant to the Credit Agreement, all Indebtedness for borrowed money of the Company shall have been repaid in full and canceled and all guarantees by the Company of other person's obligations shall have been released. All security interests, liens, mortgages, claims or other encumbrances of any kind securing such indebtedness shall be released.

          ss.5.14 Credit Agreement Funding. At least $22 million of proceeds shall be received from borrowings under the Credit Agreement and all material conditions to the borrowing thereof shall have been met, without any waiver by the Lenders or the Agent named therein, and the Purchaser shall have received a reliance letter with respect to all legal opinions delivered in connection with the Credit Agreement. There shall exist no Default under and as defined in the Credit Agreement, as in effect on the date hereof, without giving effect to any amendments or waivers thereof (both before and after giving effect to the transactions contemplated hereby on such Closing Date).

          ss.5.15 Additional Second Closing Condition. Notwithstanding anything to the contrary contained herein, the obligation of the Purchaser to purchase the Additional Securities and pay the Second Closing Purchase Price as consideration therefor shall be conditioned upon the Second Closing Target having been satisfied on or prior to July 30, 1998.


                                   ARTICLE VI
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

          ss.6.0 Conditions to the Company's Obligations. The issuance of the Securities by the Company is conditioned upon satisfaction, at or prior to each Closing, of the following conditions:

          ss.6.1 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on and as of such Closing Date other than such representatives and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, with the same effect as though such representations and warranties had been made on and as of such date.

          ss.6.2 Third Party Consents; Governmental Approvals. All consents, approvals authorizations, exemptions or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received.

          ss.6.3 Performance of Agreement. The Purchaser shall have performed in all material respects, its obligations under this Agreement.

          ss.6.4 No Litigation Threatened. No action or proceeding shall be instituted or, to the knowledge of the Purchaser, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchaser shall have delivered to the Company a certificate, dated on such Closing Date, to such effect.


                                   ARTICLE VII
                               REGISTRATION RIGHTS

          ss.7.1 Shelf Registration. (a) Obligation to File and Maintain. The Company shall file a registration statement covering all of the Registrable Securities and which shall include a number of shares of Common Stock issuable upon the exercise of all of the shares of Preferred Stock issued hereunder, the Warrants issued or which may be issued hereunder and the number of shares of Common Stock issuable upon conversion of any Additional Preferred Stock (assuming that the Additional Preferred Stock Price Per Share multiplied by 0.85 equals $4.50), on a continuous or delayed basis in the future (the "Shelf Registration"). The Shelf Registration shall be amended from time to time to include a number of shares of Common Stock sufficient to include all shares of Common Stock issuable upon exercise or conversion of all equity securities issued pursuant to this Agreement or upon conversion or exercise of the Warrants, the Preferred Stock or the Additional Preferred Stock. The Common Stock registered under the Shelf Registration shall be reserved for the Common Stock issuable upon the exercise or conversion of the securities issued pursuant to this Agreement or exercise of the Warrants, the Preferred Stock or the Additional Preferred Stock. The Shelf Registration shall be on an appropriate form and such Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as the holders of Registrable Securities may from time to time notify the Company, including (I) the sale of some or all of the Registrable Securities in a public offering or, (II) if requested by the any holder of Registrable Securities, subject to receipt by the Company of such information (including information relating to purchasers) as the Company reasonably may require, (i) a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which any holder of Registrable Securities undertakes to effect registration after the completion of such offering in order to permit such shares to be freely tradable in the United States, (ii) a transaction constituting a private placement under Section 4(2) of the Securities Act in connection with which any holder of Registrable Securities undertakes to effect a registration after the conclusion of such placement to permit such shares to be freely tradable by the purchasers thereof, or (iii) a transaction under Rule 144A of the Securities Act in connection with which any holder of Registrable Securities undertakes to effect a registration after the conclusion of such transaction to permit such shares to be freely tradable by the purchasers thereof.

          (b) Time for Filing and Effectiveness. On or before the date which is 30 days after the date hereof, the Company shall file with the Commission the Shelf Registration with respect to all Registrable Securities and shall use its best efforts to cause such Shelf Registration to become effective as promptly as practicable after filing thereon, but in no event later than the date which is 90 days after the date hereof. The Company shall keep the Shelf Registration filed pursuant to this Section 7.1 continuously effective until the date of termination set forth in Section 7.1(i) of this Agreement. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, or if requested by the Purchaser or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

          (c) Black-Out Periods of the Purchaser. Notwithstanding anything herein to the contrary, (i) the Company shall have the right from time to time to require any holder of Registrable Securities not to sell Registrable Securities pursuant to any Shelf Registration or to suspend the effectiveness thereof during the period starting with the date 30 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to the holders of Registrable Securities, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 120 days following the delivery of such estimate and (ii) the Company shall be entitled to require the holders of Registrable Securities not to sell Registrable Securities pursuant to any Shelf Registration or to suspend the effectiveness thereof (but not for a period exceeding 90 days) if the Company determines, based on the opinion of legal counsel, that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries because public disclosure thereof would be required prior to the time such disclosure might otherwise be required. The Company shall not be entitled to exercise the rights granted to the Company pursuant to this Section 7.1(c) (either pursuant to clauses (i) or (ii)) at any time prior to two years following the date of the latest Closing to occur, and then only to the extent the Purchaser shall not be deemed to be an "affiliate" of the Company for purposes of Rule 144. In any event, the Company shall not be entitled to exercise the rights granted to the Company pursuant to this Section 7.1(c) more than once in any one year period.

          (d) Black-Out Periods of the Company. Subject to the conditions of this Section 7.1(d), each holder of Registrable Securities shall have the right to require the Company not to sell, and to use its best efforts to cause any employee, director, agent or representative, who is also a holder of common equity securities or securities convertible into common equity securities of the Company not to sell, any equity securities of the Company or any securities convertible into equity securities of the Company under any registration statement or prospectus supplement, or to suspend the effectiveness thereof, during the period starting with the date 30 days prior to such holders' good faith estimate, as certified in writing by an executive officer of such holder to the Company, of the proposed date of filing of a preliminary prospectus supplement relating to a Shelf Registration filed pursuant to Section 7.1(a), pertaining to an underwritten offering of Registrable Securities, and ending on the date 90 days following the date of filing of the final prospectus supplement, but in no event on a date later than 90 days following the date of filing of the preliminary prospectus supplement.

          (e) Priority on Shelf Registrations. If the managing underwriter for any underwritten offering contemplated by this Section 7.1 shall advise the Company in writing that, in such underwriter's opinion, the amount of securities requested to be included in such Shelf Registration would adversely affect the offering and sale (including pricing) of such securities then the Company will include in such Shelf Registration, the number of securities that the Company is so advised can be sold in such offering, in the following priority:

          (i) first, all Registrable Securities requested to be sold pro rata among such holders on the basis of the number of Registrable Securities requested to be sold by such holders pursuant to this Section 7.1;

          (ii) second, securities proposed to be sold by the Company for its own account; and

          (iii) third, any other securities requested to be included in such Registration in such manner as the Company may determine.

          (f) Notice. The Company shall give each holder of Registrable Securities prompt notice in the event that the Company has suspended sales of Registrable Securities under Section 7.1(c).

          (g) Selection of Underwriters. Any and all underwriters or other agents involved in any sale of Registrable Securities pursuant to a Shelf
Registration shall include one or more underwriting firms of nationally recognized standing selected by the Purchaser.

          (h) Expenses. All Registration Expenses incurred in connection with any Shelf Registration shall be borne by the Company. The Company shall, in any event, bear its internal costs (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

          (i) Termination. The provisions of this Section 7.1 shall terminate upon the latest to occur of (A) the date which is the second anniversary of the latest Closing to occur and (B) the date on which the Purchaser owns less than 20% of the Common Stock (on an as converted basis) owned by the Purchaser immediately after the Initial Closing Date.

          ss.7.2 7.2 Incidental Registrations. (a) Notification and Inclusion. If the Company proposes to register for its own account or the account of any other securityholder, any equity securities of the Company or any securities convertible into equity securities of the Company under the Securities Act (other than pursuant to a registration on Form S-4 or Form S-8 or any similar form), the Company shall, at each such time after the date hereof, promptly give notice to each holder of Registrable Securities (the "Company Notice") of such registration and of such holder's rights under this Section 7.2(a). Upon the written request of any holder of Registrable Securities given within 20 days after receipt of a Company Notice by such holder of Registrable Securities, the Company shall include in such proposed registration such Registrable Securities as such holders shall request and shall use its best efforts to cause a registration statement covering all of the Registrable Securities that such holders have requested to be registered to become effective under the Securities Act (an "Incidental Registration").

          (b) Priority on Incidental Registration. If an Incidental Registration pursuant to this Section 7.2 involves an underwritten offering, the managing underwriter of such underwritten offering shall advise the Company in writing that, in such underwriter's opinion, the amount of securities requested to be included in such Incidental Registration, would adversely affect the offering and sale (including price) of such securities, then the Company will include in such Incidental Registration, the number of securities that the Company is so advised can be sold in such offering, in the following priority:

          (i) first, all the securities of the Company which the Company proposes to sell for its own account;

          (ii) second, all Registrable Securities requested to be sold pro rata among such holders on the basis of the number of Registrable Securities requested to be sold by such holders pursuant to this Section 7.2; and

          (iii) third, any other securities requested to be included in such Registration, in such manner as the Company may determine.

          (c) Expenses. All Registration Expenses incurred in connection with any Incidental Registration shall be borne by the Company. The Company shall, in any event, bear its internal costs (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

          (d) Duration of Effectiveness. At the request of a majority of the Registrable Securities, the Company shall use its best efforts to keep any registration statement for which Registrable Securities are included in an Incidental Registration effective and usable for not less than 180 days unless the distribution of securities registered thereunder has been earlier completed.

          7.3 Registration Procedures. In connection with the filing of any registration statement as provided in Section 7.1 or 7.2 of this Agreement, the Company shall use its best efforts to effect the Registration and sale of Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto, the Company will as expeditiously as possible:

          (a) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement (including a prospectus therein) to effect such Registration and use its best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Purchaser copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any information contained in such documents relating to such holders, and upon filing such documents, the Company shall promptly notify in writing such counsel of the receipt by the Company of any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until, in the case of Section 7.1, the termination of the period during which the Shelf Registration is required to be kept effective, or, in the case of Section 7.2, the earlier of such time as all of such securities have been disposed of and the date which is 180 days after the date of initial effectiveness of such registration statement;

          (c) furnish to each holder of Registrable Securities included in a Registration hereunder and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, and upon request, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statements (including each preliminary prospectus, complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as such holders and the underwriters may request (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

          (d) register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Purchaser shall request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the securities owned by such holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

          (e) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other government authority as may be necessary to enable such holder to consummate the disposition of such Registrable Securities;

          (f) furnish to each holder of Registrable Securities included in a Registration hereunder a signed counterpart, addressed to such holders (and the underwriters, if any), of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such Registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Purchaser, and (ii) a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' "cold comfort" letters delivered to the underwriters in underwritten public offerings of securities;

          (g) immediately notify each holder of Registrable Securities included in a registration statement hereunder at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of such holders promptly prepare and furnish to such holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (h) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable policies, rules and regulations of the Commission, as announced from time to time, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which the Purchaser shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least five business days prior to the filing thereof;

          (i)  provide  a  transfer  agent  and  registrar  for all  Registrable
     Securities covered by such registration statement not later than the effective date of such registration statement;

          (j) list all Registrable Securities covered by such registration statement on any securities exchange on which any shares of Common Stock are then listed;

          (k) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

          (l) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Purchaser shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

          (m) cause its employees and personnel to use their best efforts to support the marketing of the Registrable Securities (including, without limitation, the participation in "road shows," at the request of the underwriters or the Purchaser).

          7.4 Requested Underwritten Offerings. If requested by the underwriters for any Registration, the Company will enter into a customary underwriting agreement with such underwriters for such offering, which shall contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 7.6 hereof. Each holder of Registrable Securities may be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. The holders of Registrable Securities included in an underwritten registration hereunder shall not be required to (i) make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding such holder and such holder's intended method of distribution and (ii) undertake any indemnification or contribution obligations to the Company or the underwriters with respect thereto, except such indemnification or contribution obligations otherwise provided in Section 7.6 hereof.

          7.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of any registration statement under the Securities Act, the Company will give the Purchaser, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Purchaser, such underwriters and their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          7.6 Indemnification. (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the holders of such securities, their officers, directors, members, employees, agents, representatives, stockholders and general and limited partners and each Person who controls such holder (within the meaning of the Securities Act and Exchange Act) against any losses, claims, damages, liabilities, costs and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, insofar as such losses, claims, damages, liabilities, costs and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon or are incurred in connection with, any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse such indemnified persons for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable to a holder of Registrable
Securities in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), costs or expense arises out of, is based upon or are incurred in connection with, an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Securities specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of each holder of Registrable Securities and shall survive the transfer of such securities by such holders.

          (b) Indemnification by the Holder of Registrable Securities. The Company may require, as a condition to including any Registrable Securities in any registration statement pursuant to Section 7.1, that the Company shall have received an undertaking satisfactory to it from each holder of Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 7.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holders specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by the holders of Registrable Securities; provided, however, that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 7.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 7.6, except to the extent that the indemnifying party is actually prejudiced by such failure to receive such notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and the indemnifying party shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, a release from all liability in respect of such claim or litigation provided by the claimant or plaintiff to such indemnified party.

          (d) Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such expenses, losses, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 7.6(b) was available. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 7.6 shall be several and not joint.

          ss.7.7 Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, the Company shall:

          (a) use its best efforts to facilitate the sale of the Registrable Securities to the public, without registration under the Securities Act, pursuant to Rule 144;

          (b) make and keep public information available, as those terms are understood and defined in Rule 144 at all times;

          (c) use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) deliver a written statement as to whether it has complied with such requirements of this section, to the holders of Registrable Securities upon any such holder's request.


                                  ARTICLE VIII
                             POST-CLOSING AGREEMENTS

                  ss.8.1 Accountants. The Company shall at all times retain a "Big Six" or "Big Four" independent, accounting firm as its auditors.

          ss.8.2 Financial Statements and Other Information. The Company shall deliver to each holder of Securities:

          (i) within 30 days after the end of each fiscal month of the Company other than the last such month of any fiscal quarter of the Company, consolidated statements of earnings and shareholders' equity of the Company for such fiscal month, and a consolidated balance sheet of the Company as of the end of such fiscal month, setting forth, in each case, comparisons to comparable budgeted figures, and comparable figures for the corresponding fiscal month for the preceding fiscal year all prepared in accordance with GAAP, consistently applied, subject to normal year-end adjustments, and certified by the chief financial officer or controller of the Company.

          (ii) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, consolidated statements of earnings, shareholders' equity and cash flows of the Company for such fiscal quarter, and a consolidated balance sheet of the Company as of the end of such fiscal quarter, setting forth, in each case, comparisons to comparable budgeted figures and comparable figures for the corresponding quarter of the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, subject to normal year-end adjustments, and certified by the chief financial officer or controller of the Company.

          (iii) within 90 days after the end of each fiscal year, audited consolidating and consolidated statements of earnings, shareholders' equity and cash flows of the Company for such fiscal year, and consolidated and consolidating balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to comparable budgeted figures and comparable figures for the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and certified by, (a) with respect to the consolidated portions of such statements, an independent accounting firm of national recognition (such certification to be accompanied by a copy of such firm's annual management letter to the management of the Company) and (b) with respect to the consolidating portions of such statements, the chief financial officer or controller of the Company and the financial statements shall be accompanied by a statement from the Company's accountants and the chief financial officer of the Company that no Transaction Party is in default under any provision of the Documents or any other agreement evidencing Indebtedness to which any Transaction Party is a party and if any default exists, specifying the nature and the period of existence thereof;

          (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs of each of the Transaction Parties prepared by Company's independent accountants and provided to any Transaction Party (and not otherwise contained in other materials provided hereunder);

          (v) as soon as available but in no event later than 15 days after each fiscal quarter and fiscal year, a quarterly and an annual budget, as the case may be, of the Transaction Parties for the following period (such budget to include, without limitation, budgeted statements of earnings and sources and uses of cash and balance sheets) and, in addition, to the extent delivered to any of the Company's lenders or prepared for internal use, any other significant budgets prepared by the Company, and any revisions of such budgets each prepared and in reasonable detail with appropriate presentation and discussion of the principle assumptions upon which such budgets are based accompanied by a certificate of the chief financial officer or controller of the Company to the effect that, to the best of his or her knowledge, such budget is a reasonable estimate for the period covered thereby, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an officer's certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          (vi) promptly (but in any event within three Business Days) after the discovery or receipt of notice of (a) any default under any material agreement to which any Transaction Party is a party, or (b) any other event or circumstance affecting any Transaction Party (including, without limitation, the filing of any material litigation against any Transaction Party or the existence of any dispute with any Person which involves a reasonable likelihood of such material litigation being commenced) which event or circumstance could reasonably be expected to have a Material Adverse Effect, an officer's certificate specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto;

          (vii)promptly (but in any event within three Business Days) after transmission thereof, copies of all financial statements, proxy statements, reports and any other information, documents or communications which any Transaction Party sends to its equityholders or which any Transaction Party sends its lenders (including, without limitation, the lenders under the Credit Agreement) and copies of all registration statements and all regular, special or periodic reports which it files with respect to such Transaction Party, with the Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by any Transaction Party to the public concerning material developments in the business of the Transaction Parties;

          (viii) at least three Business Days prior to the execution of, any new management services agreement, asset purchase agreement and any other agreements related thereto (including, without limitation, agreements relating to the provision of ancillary services) with Practices or physicians (or, if earlier, when delivered to the agent under the Credit Agreement), the Purchaser shall receive a summary of the transaction covering the matters set forth on Schedule 8.2 and a detailed description of the consideration (purchase price per share, conversion price and otherwise) paid in connection therewith; and the Purchaser shall receive copies of all such management services agreements, asset purchase agreements and other agreements relating thereto, executed in any month on the third Business Day of the next succeeding month;

          (ix) except as required by item (viii) above, promptly (but in any event within two Business Days) any document relating to any issuance of securities by the Company; and

          (x) with reasonable promptness, such other information and financial data concerning any Transaction Party that any person entitled to receive information under this Section 8.2 may reasonably request.

          ss.8.3 Inspection. The Company covenants and agrees that it will permit each holder of Securities and its representatives (including without limitation, its legal counsel, accountants and examiners from the Small Business Administration), upon reasonable notice during normal business hours to inspect the properties of the Transaction Parties and to examine and make extracts and copies from the books and records of the Transaction Parties and discuss with management and the Company's accountants the business and affairs of the Transaction Parties.

          ss.8.4 Regulatory Sale or Disposition. Anything herein to the contrary notwithstanding, in the event that the Purchaser or any of its Affiliates shall determine that if the Purchaser or such Affiliate, shall continue to hold some or all of the Securities or any other securities of the Company held by it, there is a material risk that such ownership will result in the violation of any statute, regulation or rule of any governmental authority (including, without limitation, Regulation Y) or the cost of continuing to hold such securities has, in the reasonable judgment of such Purchaser, significantly increased, the Purchaser or such Affiliate, may sell, exchange or otherwise dispose of such securities or other securities, in as prompt and orderly a manner as is reasonably necessary. In connection with the preceding sentence, the Company shall cooperate with the Purchaser or such Affiliate in (i) disposing of such securities to a third party or (ii) exchanging all or any portion of such voting Securities on a share-for-share basis for a non-voting security of the Company (such non-voting security to be identical in all respects to such voting Securities, except that they shall be non-voting and shall be convertible or exercisable into voting securities on such conditions as are requested by the Purchaser in light of the regulatory considerations prevailing). Without limiting the forgoing, at the request of the Purchaser or such Affiliate, the Company shall provide (and authorize the Purchaser or such Affiliate, to provide) financial and other information concerning the Company to any prospective purchaser of such securities owned by the Purchaser or such Affiliate, and shall amend this Agreement, the certificate of incorporation of the Company, the bylaws of the Company, and any related agreements and instruments and shall take such additional actions in order to effectuate and reflect the foregoing. The Company shall not be required to provide any such information unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to the Company.

          ss.8.5 Limitation on Dividend Restrictions. The Company will not, and will not permit any of its Subsidiaries to directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Company or any such Subsidiary to pay dividends or make any other distributions on its equity, except for such encumbrances or restrictions existing under or by reason of applicable law or restrictions existing under the Credit Agreement (and for the purposes of this Section 8.5 only, any amendments, restatements, or refinancings thereto, so long as such amendments, restatements or refinancings do not adversely affect the "put" rights or the rights to cause a redemption of the holders of the Warrants and the Preferred Stock, other than in a manner which allows the Credit Agreement to prohibit the Company from making any such "put" or redemption payments prior to the seventh anniversary of the date hereof).

          ss.8.6 SBIC Information. In addition, the Company covenants and agrees to provide the Purchaser any other information which the Purchaser reasonably requests, including without limitation, at least annually, sufficient financial and other information necessary to allow the Purchaser to evaluate the financial condition of the Company for the purpose of valuing the Purchaser's interest in the Company, to determine the continued eligibility of the Company under the Small Business Investment Act of 1958, as amended (the "SBIA") and the regulations thereunder, including 13 CFR 121.301, and to verify the use of the proceeds received by the Company from the purchase of the Securities. All such information shall be certified by the President, Chief Executive Officer, Treasurer or Chief Financial Officer of the Company. Prior to February 28 of each year, the Company shall provide to the Purchaser a written assessment in form and substance satisfactory to the Purchaser of the economic impact of the financing assistance provided to the Company by the Purchaser, specifying the full time equivalent jobs created or retained, and the impact of the financing on the revenues and profits of the business and on taxes paid by the business and its employees. Upon the request of the Purchaser, the Company will also provide all information requested by the Purchaser in order for it to prepare and file SBA Form 468 and any other information requested or required by any governmental agency asserting jurisdiction over the Purchaser.

          ss.8.7 Non-Discrimination. The Company will at all times comply with the nondiscrimination requirements of 13 CFR, Parts 112, 113 and 117.

          ss.8.8 Reservation of Common Stock; Valid Issuance. a)" \* MERGEFORMAT
(a) The Company shall at all times reserve for issuance free from preemptive rights and other rights to preempt or subscribe, (i) a number of shares of Common Stock at least equal to the number of shares of Common Stock issuable upon conversion or exercise of the Securities and (ii) all other securities of the Company convertible into Common Stock including anti-dilution adjustments then in effect.

          (b) The shares of Common Stock issuable upon conversion or exercise of the Securities, when issued in accordance with their respective terms, will be validly issued, fully paid and nonassessable, free of all preemptive or similar rights, and shall be delivered free and clear of all Encumbrances.

          ss.8.9 Prohibited Actions. Without the prior written approval of the holders of the Securities, the Company shall not, and shall not allow any of its Subsidiaries to:

          (i) engage in any business other than a Permitted Business;

          (ii) Except as set forth on Schedule 2.27, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company, or any Affiliate of any Subsidiary of the Company, other than transactions on terms and conditions as favorable to the Company or such Subsidiary, as would be obtainable in a comparable third-party transaction negotiated on an arm's length basis with a person other than an Affiliate; provided, however, that the Company will not, nor will the Company allow any of its Subsidiaries to, enter into any of the following transactions or series of related transactions with any Affiliate of the Company: (i) any sale or purchase of a material amount of assets made between the Company or any of its Subsidiaries and any of their Affiliates (by sale, lease, merger, consolidation or otherwise) or (ii) any issuance of equity securities of the Company or any of its Subsidiaries to any of their Affiliates; provided, further, that nothing in this Section
     8.5 shall prohibit or otherwise restrict transactions (i) between the Company and its wholly owned Subsidiaries or (ii) relating to management service agreements entered into the ordinary course of business.

          (iii) allow any Person (other than the Company, physicians, physical therapists and orthoticists) including without limitation employees or directors of the Company and its Subsidiaries, to acquire any equity or financial interest or enter into any other transaction or series of transactions with, any Subsidiary or other physician Practice with whom the Company had entered into a management service agreement (including, without limitation, any entity that provides ancillary services);

          (iv) amend any of the organizational documents of the Company in any manner that would be adverse to the Purchaser;

          (v) wind up, dissolve or liquidate any Transaction Party;

          (vi) commence a voluntary case concerning any Transaction Party under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto, or the general assignment for the benefit of creditors by the Company or any of its Subsidiaries;

          (vii) sell, assign or otherwise dispose of any equity securities of any Transaction Party or any option, warrant or right to purchase, or instrument convertible into, any such equity security (other than the warrants issued to Paribas on the date hereof in connection with the Credit Agreement) with (i) rights to receive dividends or other distributions on a pari passu or senior basis to the Preferred Stock, or (ii) a liquidation preference on a pari passu or senior basis to the holders of Preferred Stock or (iii) which contains a conversion price that is not fixed at the time of issuance of such securities (other than the Series B Preferred Stock);

          (viii) declare or make any dividend, distribution, redemption or make any other payment with respect to any capital stock of the Company (other than with respect to the Preferred Stock and Series B Preferred Stock).

          ss.8.10 Board of Directors. (a) The Company shall take all necessary or desirable action within its control in order to elect and maintain an eight member Board of Directors which, unless otherwise requested by the Purchaser, shall include one director designated by the Purchaser.

          (b) Subject to Section 8.10(d) the removal of any director designated by the Purchaser may be only at the written request of the Purchaser.

          (c) The Purchaser shall have the right to appoint a representative (the "Observer"); provided, however, that if the Purchaser elects not to appoint a member of the Board of Directors pursuant to Section 8.10(a), then the Purchaser shall have the right to appoint two representatives (each an, "Observer"), to attend each meeting of the Board of Directors of the Company including by telephone at the request of the Purchaser. The Company or any member of the Board of Directors will give each Observer oral or written notice of each meeting of the Board of Directors (whether annual or special) at the same time and in the same manner as oral or written notice is given to the applicable members of the Board of Directors (which notice may be waived by each Observer). The Company shall provide each Observer with all written materials and other information (including copies of meeting minutes) given to the members of the Board of Directors in connection with any such meeting at the same time as such information is delivered to the members of the Board of Directors and, if any Observer does not attend (or, in the case of a telephonic meeting, does not listen by telephone to) a meeting of the Board of Directors, each Observer will entitled, upon request, to receive a written or oral summary of the meeting from the Secretary of the Company. If the Company proposes to take any action by written consent of the Board of Directors in lieu of a meeting of the Board of Directors, then the Company shall give written notice of such action to each Observer.

          (d) The Company shall pay the reasonable out-of-pocket expenses of any Observer or Board Member incurred in connection with the attendance at any such meeting.

          (e) The Purchaser's  rights under this Section 8.10 shall terminate if
(i) the Purchaser owns less than 50% of the shares of Common Stock to be purchased by the Purchaser on the Initial Closing Date (on an as converted basis, either through its ownership of Preferred Stock, Warrants or Common Stock) and (ii) the Purchaser holds less than 5% of the Common Stock, (assuming exercise and conversion of all Securities held by the Purchaser but excluding any other exercises or conversions by other Persons).

          ss.8.11 Grant of Preemptive Rights. (a) In the event (and on each occasion) that the Company shall decide to undertake an issuance of New Securities, the Company will give to the Purchaser, written notice (a "Preemptive Notice") of the Company's decision, describing the amount, type and terms of such New Securities, the purchase price to be paid by the purchasers of such New Securities and the general terms upon which the Company has decided to issue the New Securities (including, without limitation, the expected timing of such issuance which will in no event be more than ninety (90) days after the date upon which such Preemptive Notice is given or less than twenty (20) Business Days after the date upon which such Preemptive Notice is given). The Purchaser shall have twenty (20) Business Days from the date on which it receives the Preemptive Notice to agree to purchase its Pro Rata Amount of such New Securities for the Preemptive Price and upon the general terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by any such Person. If, in connection with such a proposed issuance of New Securities, the Purchaser shall for any reason fail or refuse to give such written notice to the Company within such 20- Business Day period, the Purchaser shall, for all purposes of this Section 8.11, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 8.11 to purchase any of such New Securities and the Company may issue such New Securities without further compliance with this Section 8.11 for a period of thirty (30) days beginning immediately after such 20-Business Day period.

          (b) In the event the Purchaser has the right to acquire any voting New Securities under this Section 8.11, but is prohibited from exercising such right under applicable law, the Company, at the Purchaser's request, offer to sell to the Purchaser, New Securities that do not have voting rights but otherwise have the same terms as such voting New Securities and which shall be convertible into voting Securities on terms reasonably requested by the Purchaser.

          (c) The provisions of this Section 8.11 shall terminate upon on the date on which the Purchaser owns less than 10% of the Common Stock (on an as converted basis) owned by the Purchaser immediately after the Initial Closing Date.

          ss.8.12 Second Closing. The Company shall take all actions necessary to cause all of the conditions to the Second Closing described in Article V to be satisfied on or prior to July 31, 1998.

          ss.8.13 Post Closing Legal Opinion and Certificate. The Company shall furnish the Purchaser with a legal opinion within two weeks of the date hereof, of Jones Day Reavis & Pogue, setting forth the outstanding capital stock of the Company as of the Initial Closing Date. In the event that the number of shares of outstanding capital stock set forth in such opinion (or the certification set forth below) is greater than 20,476,193 shares of Common Stock on a Fully Diluted Basis, excluding the look-back obligations set forth on Schedule 2.2 under the heading, "Lookbacks," then the Company shall issue to the Purchaser a number of shares of Preferred Stock which when added to the Initial Securities shall represent 7.71693% of the outstanding Common Stock on a Fully Diluted Basis, excluding the look-back obligations set forth on Schedule 2.2 under the heading, "Lookbacks". In the event that the Company does not deliver such a legal opinion within such time period, in lieu of the delivery of the legal opinion set forth in the preceding sentence, the Company shall cause its auditors to prepare a certification of such outstanding shares, and deliver such certification to the Purchaser.

          ss.8.14 Adjusted Deliveries. In the event that after giving effect to any purchase and delivery of any securities pursuant to this Agreement (including without limitation, in connection with the Second Closing), the Purchaser would own over 10% of the outstanding Common Stock of the Company
(assuming that any convertible securities held by the Purchaser have been converted or exercised, and the convertible securities of all other persons shall not have been so converted or exercised), or at the time of such delivery the Purchaser has appointed a director on the Board of Directors of the Company, then the Company shall deliver a number of Performance Warrants reasonably acceptable to the Purchaser, based on the Company's acquisitions and affiliations completed up through such date and the number of reasonably anticipated acquisitions and other affiliations, and a number of Registration Warrants (assuming that the Shelf Registration is effected on the 181st day after the Initial Closing) to the Purchaser at the time of such delivery. In the event that Performance Target is achieved on or before the Affiliation Date, any such delivered Performance Warrants shall be automatically canceled without further act or deed. In the event that Shelf Registration is effected on or prior to the 180th day after the Initial Closing, a number of such delivered Registration Warrants shall be automatically canceled without further act or deed, such that the Purchaser shall only receive the number of Registration Warrants to which it is entitled pursuant to Section 4.7, if any. As promptly as reasonably practicable following the foregoing determination, the Purchaser shall deliver to the Company all such canceled Warrants. Nothing contained herein shall (i) waive the rights of the Purchaser to receive Registration Warrants relating to the initial effectiveness of the Shelf Registration taking place after the 181st day following the Initial Closing or (ii) grant to the Purchaser any further or greater rights to the Performance Warrants or the Registration Warrants beyond those set forth herein. The Registration Warrants and the Performance Warrants delivered pursuant to this Section 8.14 shall not be entitled to vote and shall not be transferable until to time at which such Warrants are no longer cancelable pursuant to this Section 8.14.

          ss.8.15 Stockholder Consent. If the Purchaser is entitled to Securities pursuant to this Agreement in excess of 19.9% of the outstanding Common Stock, and to the extent required by NASDAQ or any other securities exchange on which the Company's Common Stock is then listed (the Company agreeing to use its best efforts to seek waiver with respect thereto), the Company shall obtain the consent of a majority of the stockholders of the Company with respect thereto. If required by NASDAQ or such exchange, the Company shall not deliver Securities representing in excess of 19.9% of the outstanding Common Stock to the Purchaser without the prior consent of a majority of the stockholders of the Company; provided, however, that if the Purchaser is entitled to Securities pursuant to this Agreement in excess of 19.9% of the outstanding Common Stock and the Company has not received the consent of a majority of the stockholders, then the Purchaser shall be entitled to an amount of cash equal to the fair market value of the Common Stock issuable upon exercise of any Securities to which the Purchaser is entitled are not delivered as a result of this Section 8.15.


                                   ARTICLE IX
                                    SURVIVAL

          ss.9.1 Survival. The representations, warranties and covenants of the Company and the Purchaser contained in this Agreement and the schedules and certificates delivered in connection herewith shall survive the Closing and may be relied upon by the Purchaser regardless of any investigation made at any time by or on behalf of the Purchaser.


                                    ARTICLE X
                                 INDEMNIFICATION

          ss.10.1 Indemnification. The Company agrees to indemnify and hold the Purchaser and its officers, directors, employees, Affiliates and agents, and any successors thereto (and any officers, directors, employees, Affiliates and agents of such successors) harmless from any liability (whether fixed or unfixed, liquidated or unliquidated), actual or consequential damage, deficiency, demand, claim, suit, action, or cause of action, fine, penalty, loss, cost, expense, including without limitation, reasonable attorney fees ("Damages") incurred or suffered as a result of, in connection with, or arising out of, the transactions contemplated hereby, including without limitation, any Damages incurred or suffered as a result of, or in connection with, or arising out of, the failure of any representation or warranty made by the Company pursuant to this Agreement, any schedule or exhibit to this Agreement or any other Transaction Document or any certificates delivered pursuant thereto (without regard to any "materiality", "material adverse effect", "substantial compliance" or similar exception or qualifier and without regard to any knowledge or similar exception or qualifier) to be true and correct as of the date hereof and on each Closing Date.

          ss.10.2 Contribution. To the extent that the undertaking to indemnify, pay or hold harmless the Purchaser pursuant to Section 10.1 of this Agreement may be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          ss.10.3 Remedies. The rights and remedies of the Purchaser arising out of, incurred or suffered as a result of, or in connection with, or arising out of, the failure of any representation or warranty made by the Company pursuant to this Agreement, shall be limited to indemnification pursuant to this Article
X. The rights and remedies of the Purchaser resulting from the failure of the Shelf Registration being effected as a result of the Commission shall be limited to the agreements set forth in Section 4.7 (it being understood that such limitation shall not affect the rights of the Purchaser to enforce its equitable rights to have a Shelf Registration effected). The rights and remedies of the Purchaser resulting from the failure of the Company to meet its obligations set forth in Section 8.13 shall be limited to those contained in such Section 8.13. To the extent permitted by law, the Purchaser hereby waives all other rights and remedies with respect to any such breach of any representation or warranty that may arise under law or otherwise.

          ss.10.4 Limitation on Indemnification. The Company shall not be liable under this Article X unless the aggregate amount of Damages exceeds $100,000; provided, however, that in the event the amount of Damages exceeds $100,000 in the aggregate, the Company shall be responsible for the entire amount of such Damages and not only for the amount in excess of $100,000. In no event shall the amount of Company's obligation under this Article X for a breach of representations or warranties, exceed the Initial Purchase Price and, in the event that the Second Closing has occurred, the Total Purchase Price.


                                   ARTICLE XI
                                  MISCELLANEOUS

          ss.11.1 Knowledge of the Transaction Parties. Where any representation or warranty made by the Company contained in this Agreement is expressly qualified by reference to its knowledge, such knowledge shall be deemed to exist if the matter should be within the knowledge of any director, executive officer or other senior member of management of the Company after due inquiry.

          ss.11.2 Expenses. The Company agrees to pay the costs and expenses incurred by the Purchaser in connection with the transactions contemplated hereby and the Purchaser's investment in the Company (including without limitation, reasonable attorney's fees and expenses incurred in connection with the (a) preparation, execution and delivery of this Agreement and the other Documents, (b) any subsequent amendments, modifications or waivers relating thereto and (c) any regulatory filings) and all costs and expenses incurred by the Purchaser (including without limitation, the reasonable attorney's fees and expenses and the fees and expenses of any experts retained by the Purchaser) in connection with the exercise or enforcement of any rights contained in this Agreement and the other Documents.

          ss.11.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

          ss.11.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          ss.11.5 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein or therein, without obtaining the prior approval of the Purchaser and the Company to the contents and the manner of presentation and publication thereof. No references to the Purchaser shall be made in any public statement without the Purchaser's consent.

          ss.11.6 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

          if to the Company:

          Notice Address:

          BMJ Medical Management, Inc.
          4800 N. Federal Highway
          Suite 101-E
          Boca Raton, Florida  33432
          Attention:  David H Fater,
          Executive Vice President and
          Chief Financial Officer
          Telephone:  (561) 391-1311
          Telecopier: (561) 391-1389

          With a copy to:

          Jones, Day, Reavis & Pogue
          901 Lakeside Avenue
          Cleveland, Ohio  44114
          Attention:  Charles W. Hardin, Jr.
          Telephone:  (216) 586-7084
          Telecopier: (216) 579-0212


          and if to the Purchaser:

          Paribas Principal Incorporated
          787 Seventh Avenue
          New York, New York 10019
          Attention:  Eric Toizer
          Telephone:  (212) 841-2000
          Telecopier: (212) 841-2502

          with a copy to its counsel,

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York 10036
          Attention:  John Reiss, Esq.
          Telephone:  (212) 819-8200
          Telecopier: (212) 354-8113

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given upon automatic confirmation of receipt by the receiving machine if sent by telecopier, upon delivery if delivered in person, and upon mailing if mailed.

          ss.11.7 Parties in Interest. The Company may not transfer, assign or pledge any of its rights in, or otherwise grant any rights to any Person in, this Agreement. The Purchaser may transfer any of its rights hereunder and any assignee or transferee of the Securities (other than transferees receiving the Securities pursuant to a registered sale or a sale pursuant to Rule 144) shall have all the rights of the Purchaser hereunder; provided, however, that (i) the ability of any transferee (other than an Affiliate of the Purchaser) to exercise the rights set forth in Section 8.10 of this Agreement shall be subject to the consent of the Company (such consent not to be unreasonably withheld) and (ii) the Purchaser shall not assign the rights set forth in Sections 8.2, 8.3 or 8.9 to a direct competitor of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

          ss.11.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

          ss.11.9 Entire Agreement. This Agreement, the Certificate of Designation and the Warrant Agreement, including the exhibits, schedules, and other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement, the Certificate of Designation and the Warrant Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

          ss.11.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchaser and the Company.

          ss.11.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

          ss.11.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto (and, in the case of the Purchaser, its transferees) and those Persons entitled to indemnification pursuant to Article X hereof. ss.11.13" \* MERGEFORMAT 11.13 Jurisdiction. a)" \* MERGEFORMAT (a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York or in the United States Southern District Court of New York, as the party bringing such action or proceeding may elect and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 11.6, such service to become effective 10 days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

          (b) To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may not or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any of the Courts referred to in Section 11.13(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

          (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors, or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.


                                    * * * * *

          IN WITNESS WHEREOF the Purchaser has signed this Securities Purchase Agreement and the Company has caused its corporate name to be hereunto subscribed by its officers thereunto duly authorized, all as of the day and year first above written.



                                             BMJ MEDICAL MANAGEMENT, INC.


                                             By:_______________________________
                                                Name:
                                                Title:



                                             THE PURCHASER:


                                             PARIBAS PRINCIPAL INCORPORATED


                                             By:_______________________________
                                                Name:
                                                Title: